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                                 $1,200,000,000

                                CREDIT AGREEMENT

                                      AMONG

                           SUN HEALTHCARE GROUP, INC.

                                CERTAIN LENDERS,

                               CERTAIN CO-AGENTS,

                                       AND

               NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT



                                   Dated as of
                                 October 8, 1997





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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1    DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2    AMENDMENTS AND RENEWALS. . . . . . . . . . . . . . . . .  25
     Section 1.3    CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . .  26

                                    ARTICLE 2

                                    ADVANCES

     Section 2.1    THE ADVANCES . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT . . . . . . . . . .  27
     Section 2.3    INTEREST . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.4    FEES . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 2.5    PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 2.6    REDUCTION OF COMMITMENTS . . . . . . . . . . . . . . . .  32
     Section 2.7    NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT . . . .  33
     Section 2.8    PAYMENT OF PRINCIPAL OF ADVANCES . . . . . . . . . . . .  33
     Section 2.9    REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . .  33
     Section 2.10   MANNER OF PAYMENT. . . . . . . . . . . . . . . . . . . .  33
     Section 2.11   LIBOR LENDING OFFICES. . . . . . . . . . . . . . . . . .  34
     Section 2.12   SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . .  35
     Section 2.13   CALCULATION OF LIBOR RATE. . . . . . . . . . . . . . . .  35
     Section 2.14   BOOKING LOANS. . . . . . . . . . . . . . . . . . . . . .  35
     Section 2.15   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 2.16   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  39

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

     Section 3.1    CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND THE
                    LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  44
     Section 3.2    CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF
                    CREDIT . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  48
     Section 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . .  54

                                    ARTICLE 5

                                GENERAL COVENANTS

     Section 5.1    PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. . . . . .  54
     Section 5.2    BUSINESS; COMPLIANCE WITH APPLICABLE LAW . . . . . . . .  55
     Section 5.3    MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . .  55
     Section 5.4    ACCOUNTING METHODS AND FINANCIAL RECORDS . . . . . . . .  55
     Section 5.5    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 5.6    PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . .  55
     Section 5.7    VISITS AND INSPECTIONS . . . . . . . . . . . . . . . . .  55
     Section 5.8    PAYMENT OF INDEBTEDNESS. . . . . . . . . . . . . . . . .  56
     Section 5.9    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . .  56
     Section 5.10   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 5.11   CAREERSTAFF SUBSIDIARIES . . . . . . . . . . . . . . . .  58
     Section 5.12   RESTRICTED SUBSIDIARIES. . . . . . . . . . . . . . . . .  58

                                    ARTICLE 6

                              INFORMATION COVENANTS

     Section 6.1    QUARTERLY FINANCIAL STATEMENTS AND INFORMATION . . . . .  59
     Section 6.2    COMPLIANCE CERTIFICATES. . . . . . . . . . . . . . . . .  59
     Section 6.3    COPIES OF OTHER REPORTS AND NOTICES. . . . . . . . . . .  59
     Section 6.4    NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. . . . .  60
     Section 6.5    ERISA REPORTING REQUIREMENTS . . . . . . . . . . . . . .  61

                                    ARTICLE 7

                               NEGATIVE COVENANTS

     Section 7.1    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . .  62
     Section 7.2    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 7.3    INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . .  64
     Section 7.4    LIQUIDATION, DISPOSITION OF ASSETS, MERGER, NEW
                    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . .  65
     Section 7.5    ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . .  66
     Section 7.6    RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . .  66
     Section 7.7    AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . .  66
     Section 7.8    COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . .  67
     Section 7.9    FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . . . . .  67
     Section 7.10   LEVERAGE RATIO . . . . . . . . . . . . . . . . . . . . .  67
     Section 7.11   TOTAL DEBT TO CAPITALIZATION RATIO . . . . . . . . . . .  67
     Section 7.12   SALE OR DISCOUNT OF RECEIVABLES. . . . . . . . . . . . .  67
     Section 7.13   AMENDMENT AND MODIFICATION OF INSTITUTIONAL DEBT
                    DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 7.14   INDEBTEDNESS OF SUN INTERNATIONAL. . . . . . . . . . . .  68
     Section 7.15   INTERCOMPANY LINE OF CREDIT. . . . . . . . . . . . . . .  68
     Section 7.16   SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . .  68
     Section 7.18   CAREERSTAFF SUBSIDIARIES . . . . . . . . . . . . . . . .  68

                                    ARTICLE 8

                                     DEFAULT

     Section 8.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .  68
     Section 8.2    REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  71

                                    ARTICLE 9

                            CHANGES IN CIRCUMSTANCES

     Section 9.1    LIBOR BASIS DETERMINATION INADEQUATE . . . . . . . . . .  72
     Section 9.2    ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . .  73
     Section 9.3    INCREASED COSTS. . . . . . . . . . . . . . . . . . . . .  73
     Section 9.4    BASE RATE ADVANCES RATHER THAN LIBOR ADVANCES. . . . . .  74
     Section 9.5    CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . .  75

                                   ARTICLE 10

                             AGREEMENT AMONG LENDERS

     Section 10.1   AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . .  75
     Section 10.2   LENDER CREDIT DECISION . . . . . . . . . . . . . . . . .  78
     Section 10.3   BENEFITS OF ARTICLE. . . . . . . . . . . . . . . . . . .  78

                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  78
     Section 11.2   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.3   WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.4   DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. . .  80
     Section 11.5   SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . .  80
     Section 11.6   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 11.7   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . .  83
     Section 11.8   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  83
     Section 11.9   INTEREST AND CHARGES . . . . . . . . . . . . . . . . . .  83
     Section 11.10  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . .  84
     Section 11.11  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . .  84
     Section 11.12  EXCEPTION TO COVENANTS . . . . . . . . . . . . . . . . .  85
     Section 11.13  NO LIABILITY OF ISSUING BANK . . . . . . . . . . . . . .  85
     Section 11.14  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . .  85
     Section 11.15  NO NOVATION. . . . . . . . . . . . . . . . . . . . . . .  86
     Section 11.16  NO DUTIES OF CO-AGENTS . . . . . . . . . . . . . . . . .  86
     Section 11.17  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .  86
     Section 11.18  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . .  86
     Section 11.19  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . .  87

SCHEDULES AND EXHIBITS

Schedule 1:    Commitments
Schedule 2:    LIBOR Lending Offices
Schedule 3:    Existing Liens
Schedule 4:    Existing Litigation
Schedule 5:    Subsidiaries
Schedule 6:    Existing Investments
Schedule 7:    Existing Indebtedness
Schedule 8:    Sale Leaseback Facilities
Schedule 9     Permitted Sales
Schedule 10:   Meditrust Loan Agreements
Schedule 11:   Permitted Guaranties, Foreign Investments and Foreign
               Acquisitions
Schedule 12:   Permitted Mortgage Indebtedness and Sale Leaseback Transactions
Schedule 13:   Permitted Domestic Investments
Schedule 14:   Permitted Domestic Acquisitions





Exhibit A:     Revolving Credit Note
Exhibit B:     Facility A Term Loan Note
Exhibit C:     Facility B Term Loan Note
Exhibit D:     Facility C Term Loan Note
Exhibit E:     Security Agreement
Exhibit F:     Subsidiary Guaranty
Exhibit G:     Compliance Certificate
Exhibit H:     Assignment Agreement
Exhibit I:     Pledge Agreement
Exhibit J:     Foreign Subsidiary Pledge Agreement

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is dated as of October 8, 1997, among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "BORROWER"), the Lenders from time to time party hereto (the "LENDERS"), the Co-Agents from time to time party hereto (the "CO-AGENTS"), and NATIONSBANK OF TEXAS, N.A., as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT").


                                   BACKGROUND

     The Lenders have been requested to provide the Borrower funds required to
(a) refinance existing debt under that certain Fourth Amended and Restated Credit Agreement, dated as of October 29, 1996, among the Borrower, The Mediplex Group, Inc., a Delaware corporation, certain financial institutions and co-agents, and NationsBank of Texas, N.A., as Administrative Agent (the "EXISTING CREDIT AGREEMENT"), (b) finance a portion of the purchase of the Regency Merger (as hereinafter defined), (c) refinance certain existing debt of Regency (as hereinafter defined), and (d) finance the ongoing working capital and general corporate requirements, including Acquisitions (as hereinafter defined) permitted hereunder, of the Borrower and its Subsidiaries. The Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1   DEFINED TERMS.  For purposes of this Agreement:

     "ACCOUNT SECURITY AGREEMENT" means a Security Agreement in form and substance satisfactory to the Administrative Agent relating to the accounts receivable of any leased facility of the Borrower or any Restricted Subsidiary which have been pledged under the lease agreement relating thereto to secure the obligations owing to the lessor thereunder.

     "ACQUISITION" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary or tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving a tender offer, or a combination of any of the foregoing, (ii) makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary of the Borrower or such Subsidiary), or (iii) agrees to purchase all or substantially all of the assets of any corporation, pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or such Subsidiary, or any combination thereof, or (b) purchases all or substantially all of the business or assets of any Person or of any operating division, facility or group of facilities of any Person; PROVIDED, HOWEVER, an Acquisition shall not include mergers or consolidations permitted pursuant to SECTION 7.4(b) hereof.

     "ACQUISITION CONSIDERATION" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given, the amount of any Indebtedness and lease expense pursuant to Operating Leases (such lease expense to be in an amount equal to the product of rental expense for the four fiscal quarters immediately preceding the date of calculation multiplied by eight) assumed or incurred by the Borrower or any Subsidiary in connection with such Acquisition.

     "ADJUSTED LIBOR RATE" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

     "ADMINISTRATIVE AGENT" means NationsBank of Texas, N.A., as administrative agent for Lenders, or such successor administrative agent appointed pursuant to
SECTION 10.1(b) hereof.

     "ADMINISTRATIVE AGENT FEE LETTER" has the meaning set forth in
SECTION 2.4(b) hereof.

     "ADVANCE" means any amount advanced by the Lenders to the Borrower pursuant to ARTICLE 2 hereof on the occasion of any borrowing, including without limitation any Refinancing Advance.

     "AFFILIATE" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower, or in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.

     "AGREEMENT" means this Credit Agreement, as amended, modified or supplemented pursuant to the terms hereof.

     "AGREEMENT DATE" means the date of this Agreement.

     "APPLICABLE BASE RATE MARGIN" means the following per annum percentages with respect to (a) Revolving Credit Advances and Facility A Term Loan Advances, 1.00%, (b) Facility B Term Loan Advances, 1.25% and (c) Facility C Term Loan Advances, 1.50%.

     "APPLICABLE ENVIRONMENTAL LAWS" means Applicable Laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource

Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), and any and all analogous present or future federal, state or local, statutes, rules, laws, and all regulations promulgated thereunder.

     "APPLICABLE LAW" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "APPLICABLE LAW" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "APPLICABLE LIBOR RATE MARGIN" means the following per annum percentages with respect to (a) Revolving Credit Advances and Facility A Term Loan Advances, 2.50%, (b) Facility B Term Loan Advances, 2.75% and (c) Facility C Term Loan Advances, 3.00%.

     "ART. 1.04" has the meaning ascribed thereto in the definition of "APPLICABLE LAW."

     "ASSIGNMENT AGREEMENT" has the meaning ascribed thereto in SECTION 11.6 hereof.

     "ASSISTED LIVING INVESTMENTS" means (a) Investments by the Borrower or any of its Restricted Subsidiaries in Assisted Living Investments L.L.C., a Delaware limited liability company, for the purpose of developing and operating assisted living facilities which provide housing, personal support services and health care to facility residents, and (b) without duplication of the Investment described in the foregoing clause (a), the purchase by the Borrower or any of its Restricted Subsidiaries of an assisted living facility owned by Assisted Living Investments L.L.C.

     "AUTHORIZED SIGNATORY" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

     "BASE RATE ADVANCE" means any Advance bearing interest at the Base Rate Basis.

     "BASE RATE BASIS" means for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the higher of (i) the sum of (A) 0.50% plus (B) the Federal Funds Rate plus (C) the Applicable Base Rate Margin, or (ii) the sum of (A) the Prime Rate on such day plus (B) the Applicable Base Rate Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

     "BONDHOLDERS" means the holders of the Bonds.

     "BONDS" means those certain 11-3/4% Senior Subordinated Notes Due 2002 issued in connection with the Indenture.

     "BUSINESS DAY" means a day on which banks are open (a) for the transaction of business in Dallas, Texas, and New York, New York, and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in Dollar deposits) in London, England.

     "CAPITALIZED LEASE OBLIGATIONS" means that portion of any obligation of any Person as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

     "CAREERSTAFF SUBSIDIARIES" means any limited partnership Subsidiary of the Borrower, of which the 1% general partner and the majority interest limited partner owning not less than 85% of the limited partnership interests of such Subsidiary, are corporate Subsidiaries of CareerStaff Unlimited, Inc., and which are solely engaged in the business of providing therapists on a contract basis to healthcare providers and other third parties.

     "CHANGE OF CONTROL" means the occurrence of any of the following events after the Agreement Date: (a) any Person or any Persons acting together which would constitute a "group" (a "GROUP") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor provision thereto, other than the Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) thereof, shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock of the Borrower entitled to vote generally in the election of directors of the Borrower; (b) any Person or Group, other than any Person or Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Borrower, such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an Affiliate or Related Person of such Group, shall constitute a majority of the Board of Directors of the Borrower; or
(c) any "change in control" or "change of control" or similar term howsoever defined or designated in any agreement governing any Institutional Debt of the Borrower or any of its Subsidiaries.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means any collateral hereafter granted by any Person to the Administrative Agent for the benefit of the Lenders to secure the Obligations.

     "COLLATERAL DOCUMENT" means any document under which Collateral is granted and any document related thereto.

     "COMMITMENT" means, collectively, the Revolving Credit Commitment, the Facility A Term Loan Commitment, the Facility B Term Loan Commitment and the Facility C Term Loan Commitment.

     "COMPLIANCE CERTIFICATE" means a certificate, signed by the chief financial officer of the Borrower in substantially the form of EXHIBIT G hereto, appropriately completed.

     "CONSENSUAL LIEN" means only those Liens described in clauses (f) and (h) of the definition of Permitted Liens.

     "CONTOUR ACQUISITION" means the acquisition, directly or indirectly, by the Borrower of 100% of the issued and outstanding capital stock of Contour Medical, Inc., a Nevada corporation ("CONTOUR"), part of which includes the purchase of shares of Contour which are not owned by RCA at $8.50 per share, payable in cash or stock of the Borrower.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 5% or more (in number of votes) of the securities (or in the case of a Person that is not a corporation, 5% or more of the equity interest) having ordinary voting power shall be conclusively presumed to control such Person.

     "CONTROLLED GROUP" means as of the applicable date, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Restricted Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "CONVERTIBLE BONDS" means those certain Convertible Subordinated Debentures issued in connection with the Convertible Indenture.

     "CONVERTIBLE BONDHOLDERS" means the holders of the Convertible Bonds.

     "CONVERTIBLE INDENTURE" means that certain Indenture dated as of August 6, 1993, between Mediplex, as issuer thereunder, and Fleet Bank of Massachusetts, N.A., as trustee thereunder as supplemented pursuant to that certain Supplement dated as of October 1, 1994, among the Borrower, Mediplex and Fleet Bank of Massachusetts, N.A., as trustee, and as the same may be further amended, modified, supplemented or restated from time to time.

     "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     "DEFAULT" means an Event of Default and/or any of the events specified in
SECTION 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "DEFAULT RATE" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Prime Rate plus three percent.

     "DEPRECIATION" means depreciation expense as determined in accordance with GAAP.

     "DETERMINING LENDERS" means, on any date of determination, any combination of Lenders whose Total Specified Percentages aggregate at least 51%; PROVIDED, HOWEVER, in the event that all of the Commitments have been terminated, "DETERMINING LENDERS" means, on any date of determination, any combination of Lenders having at least 51% of the Advances then outstanding.

     "DISCLOSURE LETTER" means that certain letter dated as of the Agreement Date, delivered by the Borrower to the Lenders, pursuant to which the Borrower has disclosed certain items which might have a Material Adverse Effect.

     "DIVIDEND" means, as to any Person, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution, loan, or advance to any holder of, any shares of capital stock or other equity interest of such Person (other than salaries and bonuses paid in the ordinary course of business).

     "DOLLAR" or "$" means the lawful currency of the United States of America.

     "DOMESTIC EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business, (iii) charges related to settlement of the Shareholder Lawsuits not to exceed in aggregate amount the remainder of $24,000,000 minus any insurance proceeds received in connection with such settlement, and (iv) charges related to the RCA Acquisition, the Contour Acquisition and the Acquisition of Regency not to exceed $35,000,000 in aggregate amount), plus (b) interest expense, whether or not capitalized (including interest expense pursuant to Capitalized Lease Obligations), Depreciation and amortization, in each case for the four fiscal quarters immediately preceding the date of calculation. For purpose of the calculation of Domestic EBITDA with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of determination, Domestic EBITDA shall be adjusted, on a pro-forma basis, to (i) include the Domestic EBITDA attributable to an Acquisition which occurred during any such fiscal quarter for the twelve month period preceding the date of determination, provided the Acquisition Consideration for such Acquisition is in excess of $5,000,000 and
(ii) exclude the Domestic EBITDA of any asset or group of related amounts disposed of in one transaction or a series of related transactions during any such fiscal quarter for the twelve month period preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $5,000,000.

     "DOMESTIC EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) Domestic EBITDA, plus (b) lease expense pursuant to Operating Leases, in each case for the four fiscal quarters immediately preceding the date of calculation.

     "DOMESTIC ENTITIES" means any Person which is organized under the laws of the United States of America, any state thereof, or the District of Columbia.

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business,
(iii) charges related to settlement of the Shareholder Lawsuits not to exceed in aggregate amount the remainder of $24,000,000 minus any insurance proceeds received in connection with such settlement, and (iv) charges related to the RCA Acquisition, the Contour Acquisition, and the Acquisition of Regency not to exceed $35,000,000 in aggregate amount), plus (b) interest expense, whether or not capitalized (including interest expense pursuant to Capitalized Lease Obligations), Depreciation, amortization, in each case for the four fiscal quarters immediately preceding the date of calculation. For purpose of the calculation of EBITDA with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of determination, EBITDA shall be adjusted, on a pro-forma basis, to (i) include the EBITDA attributable to an Acquisition which occurred during any such fiscal quarter for the twelve month period preceding the date of determination, provided the Acquisition Consideration for such Acquisition is in excess of $5,000,000 and (ii) exclude the EBITDA of any asset or group of related amounts disposed of in one transaction or a series of related transactions during any such fiscal quarter for the twelve month period preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $5,000,000.

     "EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBITDA, plus (b) lease expense pursuant to Operating Leases, in each case for the four fiscal quarters immediately preceding the date of calculation.

     "ELIGIBLE ASSIGNEE" means (a) any Lender; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (e) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000,
(g) any other entity (other than a natural person) that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, and (h) any other entity approved by both the Borrower and the Administrative Agent, provided that, no Affiliate of the Borrower shall qualify as an Eligible Assignee; PROVIDED, HOWEVER, with respect to any Eligible Assignee described in clauses (f) or (g) above, for any such Eligible Assignee to have a Revolving Credit Specified Percentage hereunder its obligation to fund Revolving Credit Advances shall be irrevocably guaranteed by a Person that otherwise qualifies as an Eligible Assignee under any of clauses (a), (b), (c) or (d) above.

     "EQUITY" means shares of capital stock or partnership, profits, capital or member interest, or options, warrants or any other right to subscribe for or otherwise acquire capital stock or a partnership, profits, capital or member interest of the Borrower or any of its Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any applicable regulation promulgated thereunder.

     "ERISA EVENT" means, with respect to the Borrower and its Restricted Subsidiaries, (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of any such Person or any member of its Controlled Group from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) the failure to make required contributions to a Pension Plan or Multiemployer Plan which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, (f) a withdrawal of any such Person or any member of its Controlled Group from a Multiemployer Plan, (g) a transfer of sponsorship of a Pension Plan having a material amount of unfunded accrued benefit liabilities to a Person not a member of a Controlled Group of the Borrower or a Restricted Subsidiary, or
(h) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1, provided that any requirement for notice or lapse of time has been satisfied.

     "EXISTING LETTERS OF CREDIT" means any letters of credit issued under the Existing Credit Agreement or the Regency Credit Agreement and outstanding as of the Agreement Date.

     "FACILITY A TERM LOAN ADVANCE" means an Advance made pursuant to
SECTION 2.1(b) hereof.

     "FACILITY A TERM LOAN COMMITMENT" means $200,000,000, as terminated pursuant to SECTION 2.1(b) hereof.

     "FACILITY A TERM LOAN NOTES" means the promissory notes of the Borrower evidencing Facility A Term Loan Advances hereunder, substantially in the form of EXHIBIT B hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "FACILITY A TERM LOAN SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on SCHEDULE 1 hereto as its Facility A Term Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "FACILITY B TERM LOAN ADVANCE" means an Advance made pursuant to
SECTION 2.1(c) hereof.

     "FACILITY B TERM LOAN COMMITMENT" means $250,000,000, as terminated pursuant to SECTION 2.1(c) hereof.

     "FACILITY B TERM LOAN NOTES" means the promissory notes of the Borrower evidencing Facility B Term Loan Advances hereunder, substantially in the form of EXHIBIT C hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "FACILITY B TERM LOAN SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on SCHEDULE 1 hereto as its Facility B Term Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "FACILITY C TERM LOAN ADVANCE" means an Advance made pursuant to
SECTION 2.1(d) hereof.

     "FACILITY C TERM LOAN COMMITMENT" means $250,000,000, as terminated pursuant to SECTION 2.1(d) hereof.

     "FACILITY C TERM LOAN NOTES" means the promissory notes of the Borrower evidencing Facility C Term Loan Advances hereunder, substantially in the form of EXHIBIT D hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "FACILITY C TERM LOAN SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on SCHEDULE 1 hereto as its Facility C Term Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or any Assignment Agreement.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the rate on such transactions as of the most recent Business Day when such rate was last published.

     "FIXED CHARGES" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, Fixed Charges shall be calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis) determined in accordance with GAAP, the sum of, without duplication, (a) scheduled principal or residual or similar payments made on Total Debt (other than (i) lease expense pursuant to Operating Leases, (ii) principal payments made on the Obligations, and (iii) debt for borrowed money having (x) a maturity of less than twelve months and (y) no principal amortization), plus (b) interest paid, whether or not capitalized (including interest paid pursuant to Capitalized Lease Obligations), plus (c) lease expense pursuant to Operating Leases, in each case for the four fiscal quarters immediately preceding the date of calculation. For purpose of the calculation of Fixed Charges with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of determination, Fixed Charges shall be adjusted, on a pro-forma basis, to (i) include the Fixed Charges attributable to an Acquisition which occurred during any such fiscal quarter for the twelve month period preceding the date of determination, provided the Acquisition Consideration for such Acquisition is in excess of $5,000,000 and
(ii) exclude the Fixed Charges of any asset or group of related amounts disposed of in one transaction or a series of related transactions during any such fiscal quarter for the twelve month period preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $5,000,000.

     "FIXED CHARGE COVERAGE RATIO" means, for any date of calculation, the ratio of EBITDAR (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, the Fixed Charge Coverage Ratio shall be calculated using Domestic EBITDAR) to Fixed Charges for the four fiscal quarters immediately preceding such date of calculation.

     "FOREIGN ENTITY" means any Person which is organized under the laws of a jurisdiction other than the United States of America, any state thereof, or the District of Columbia.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America, any state thereof, or the District of Columbia.

     "FOREIGN SUBSIDIARY EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower's Foreign Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, whether or not capitalized (including interest expense pursuant to Capitalized Lease Obligations), Depreciation and amortization, in each case for the four fiscal quarters immediately preceding the date of calculation. For purpose of the calculation of Foreign Subsidiary EBITDA with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of determination, Foreign Subsidiary EBITDA shall be adjusted, on a pro-forma basis, to (i) include the Foreign Subsidiary EBITDA attributable to an Acquisition which occurred during any such fiscal quarter for the twelve month period preceding the date of determination, provided the Acquisition Consideration for such Acquisition is in excess of $5,000,000 and (ii) exclude the Foreign Subsidiary EBITDA of any asset or group of related amounts disposed of in one transaction or a series of related transactions during any such fiscal quarter for the twelve month period preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $5,000,000.

     "FOREIGN SUBSIDIARY EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower's Foreign Subsidiaries, the sum of (a) Foreign Subsidiary EBITDA, plus (b) lease expense pursuant to Operating Leases.

     "FOREIGN SUBSIDIARY PLEDGE AGREEMENT" means one or more Foreign Subsidiary Pledge Agreements executed by the Borrower and each Restricted Subsidiary relating to all or a portion of the capital stock of, or other equity interest in, any Foreign Subsidiary now owned or hereafter acquired by the Borrower or such Restricted Subsidiary, necessary to cause the Administrative Agent to have a security interest in, and pledge of, 66% of all of the capital stock of, or other equity interest in, such Foreign Subsidiary, substantially in the form of EXHIBIT J hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except as otherwise required by the adoption of Statement of Financial Accounting Standards No. 109.

     "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America and any State or other political subdivision thereof or (ii) any jurisdiction in which the Borrower or any of its Restricted Subsidiaries conducts all or any part of its business or owns any property or (b) any entity (including agencies, departments, commissions, boards, bureaus or other instrumentalities) exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTY" or "GUARANTEED", means (a) as applied to an obligation of another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain the net worth, working capital, earnings or other financial performance of another Person.

     "GUARANTOR" means each Restricted Subsidiary of the Borrower (other than its Inactive Subsidiaries).

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of

Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

     "INACTIVE SUBSIDIARY" means any Subsidiary having (a) Total Assets at any time of less than $1,000,000 in aggregate amount and (b) total gross revenues during any fiscal year of less than $1,000,000, in aggregate amount.

     "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement, all Guaranties, all obligations under interest rate swap agreements or similar hedge agreements, all indebtedness for borrowed money, and all reimbursement obligations with respect to outstanding letters of credit, (d) any "withdrawal liability" of the Borrower or any of its Restricted Subsidiaries, as such term is defined under
Part I of Subtitle E of Title IV of ERISA, (e) the principal portion of all obligations of such Person under any Synthetic Lease, and (f) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date.

     "INDEMNIFIED MATTERS" has the meaning ascribed to it in SECTION 5.10(a) hereof.

     "INDEMNITEES" has the meaning ascribed to it in SECTION 5.10(a) hereof.

     "INDENTURE" means that certain Indenture dated as of September 1, 1992, between Mediplex, as issuer thereunder, and NationsBank of Virginia, N.A., as trustee thereunder, as amended, modified, supplemented or restated from time to time.

     "INSTITUTIONAL DEBT" means unsecured Indebtedness for borrowed money which may be raised by the Borrower after the Agreement Date in the private placement or public debt markets pursuant to terms satisfactory to the Determining Lenders (which shall include the Merger Facility), and which shall include Subordinated Debt.

     "INTERCOMPANY LINE OF CREDIT" means that certain Amended and Restated Line of Credit Agreement dated as of October 7, 1997, among the Borrower and each of the Borrower's Restricted Subsidiaries that may become party thereto from time to time, as the same may from time to time be amended, modified, supplemented or restated.

     "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INTEREST PERIOD" means, for any LIBOR Advance, the period beginning on the day the Advance is made and ending seven, fourteen or twenty-one days or one month thereafter (as the Borrower shall select); PROVIDED, HOWEVER, that all of the foregoing provisions are subject to the following:

          (i) if any one-month Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any one-month Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount less than $5,000,000; and

          (iv) there shall be outstanding at any one time no more than ten Interest Periods in the aggregate.

     "INVESTMENT" means any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or the purchase, other than purchases in connection with an Acquisition, of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business, which is not an Acquisition.

     "ISSUING BANK" means NationsBank of Texas, N.A. in its capacity as issuer of the Letters of Credit.

     "LENDER" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Eligible Assignee that hereafter becomes party hereto pursuant to SECTION 11.6 hereof.

     "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in SECTION 2.16(g) hereof.

     "L/C RELATED DOCUMENTS" has the meaning specified in SECTION 2.16(e) hereof.

     "LETTERS OF CREDIT" has the meaning specified in SECTION 2.16(a) hereof and also shall include the Existing Letters of Credit.

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in SECTION 2.16(b) hereof.

     "LETTER OF CREDIT FACILITY" has the amount of Letters of Credit the Issuing Bank may issue pursuant to SECTION 2.16(a) hereof.

     "LEVERAGE RATIO" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, the Leverage Ratio shall be calculated for (a) the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) using Domestic EBITDAR), the ratio of Total Debt to EBITDAR for the four fiscal quarters immediately preceding the date of calculation.

     "LIBERTY LOAN" means a $12,500,000 working capital loan made by the Borrower to Liberty Healthcare Management Group, Inc., bearing interest at a rate per annum not to exceed the sum of the rate being offered in the London interbank market plus 2-1/2% and having a maturity of less than five years.


     "LIBERTY NOTE" means a promissory note executed by Liberty Healthcare Management Group, Inc., made payable to the order of the Borrower, evidencing the Liberty Loan.

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Governmental Authority, including, without limitation, proceedings, claims, lawsuits and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other law, rule or regulation or pursuant to any contract, agreement or other instrument.

     "LIBOR ADVANCE" means an Advance which the Borrower request to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of SECTION 2.2 hereof.

     "LIBOR BASIS" means a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate, or (b) the sum of the Adjusted LIBOR Rate plus the Applicable LIBOR Rate Margin. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

     "LIBOR LENDING OFFICE" means, with respect to a Lender, the office designated as its LIBOR Lending Office on SCHEDULE 2 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Administrative Agent.

     "LIBOR RATE" means, for any LIBOR Advance for any Interest Period (a) of one month, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any

Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) and (b) of seven, fourteen, or twenty-one days, the Eurodollar option rate published by Classer Marshall, Inc. (Telerate page 4833) at approximately 10:00 a.m. (Dallas, Texas time), two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

     "LIEN" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Pledge Agreements, the Security Agreements, the Subsidiary Guaranty, the Account Security Agreement, any Interest Hedge Agreement entered into with any Lender or any affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Borrower, any of the Borrower's Restricted Subsidiaries or any other Person in connection herewith or therewith or as security for the Obligations.

     "LONG TERM DEBT" means any obligation which is due one year or more from the date of creation thereof which under GAAP is shown as a liability, plus, without duplication, amounts equal to the aggregate net rentals payable one year or more from the date of creation thereof under Capitalized Lease Obligations.

     "MATERIAL ADVERSE EFFECT" means any act or circumstance or event that
(a) causes a Default, (b) otherwise could reasonably be expected to be material and adverse to (i) the business, assets, liabilities, financial condition, results of operations, business or prospects of the Borrower and its Restricted Subsidiaries taken as a whole or (ii) the ability of the Borrower or any Guarantor to perform their obligations under the respective Loan Documents, or
(c) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Document or the rights of the Lenders thereunder.

     "MATURITY DATE" means the earliest of (a) closing of the Merger Facility,
(b) the abandonment by the Borrower or Sunreg Acquisition of the Regency Merger,
(c) December 31, 1997 and (d) termination in whole of the Revolving Credit Commitment pursuant to SECTION 8.2 hereof.

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

     "MEDIPLEX" means The Mediplex Group, Inc., a Massachusetts corporation and a direct, wholly-owned, Subsidiary of the Borrower.

     "MEDITRUST LOAN AGREEMENTS" means the loan agreements described on
SCHEDULE 10 hereto and amendments, modifications, or supplements thereto or restatements thereof set forth on SCHEDULE 10 hereto without giving effect to any amendments, modifications or supplements thereto not listed on SCHEDULE 10 unless the same are consented to in writing by the Determining Lenders.

     "MERGER FACILITY" means any credit facility entered into simultaneously or in connection with the Regency Merger, whether or not such credit facility is with all or any of the Lenders hereunder, the proceeds of which are used to refinance the Indebtedness under this Agreement in full.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which the Borrower or any member of its Controlled Group has an obligation to contribute or has liability under Title IV of ERISA (contingent or otherwise).

     "NECESSARY AUTHORIZATION" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority necessary or appropriate to enable the Borrower or any of its Restricted Subsidiaries to maintain and operate its business and properties.

     "NEGATIVE PLEDGE" means any agreement, contract or arrangement whereby any Person is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or disposition of any asset, Equity or Institutional Debt by or of any Person, the aggregate amount of cash received by such Person in connection with such transaction after payment of any Indebtedness secured by any asset being sold, leased, transferred or disposed of and minus reasonable fees, costs and expenses and related taxes.


     "NET WORTH" means, for the Borrower and its Subsidiaries, on a consolidated basis (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, Net Worth shall be calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis), determined in accordance with GAAP, the sum of: (i) capital stock taken at par value, plus (ii) capital surplus plus (iii) retained earnings less treasury stock.

     "1997 SENIOR SUBORDINATED NOTES" means the $250,000,000 in aggregate principal amount of Senior Subordinated Notes of the Borrower due 2007 and issued in July, 1997.

     "NOTES" means, collectively, the Revolving Credit Notes, the Facility A Term Loan Notes, the Facility B Term Loan Notes and the Facility C Term Loan Notes.

     "OBLIGATIONS" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any of its Restricted Subsidiaries to any Lender or any affiliate of any Lender under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any of its Restricted Subsidiaries for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any of its Restricted Subsidiaries of any obligation, covenant or undertaking with respect to any Loan Document.

     "OPERATING LEASE" means any Operating Lease, as defined in the Financial Accounting Standard Board Statement No. 13, dated November, 1976, or otherwise in accordance with GAAP but shall not include any Synthetic Lease.

     "PARTICIPANT" has the meaning ascribed to it in SECTION 11.6(c) hereof.

     "PARTICIPATION" has the meaning ascribed to it in SECTION 11.6(c) hereof.

     "PAYMENT DATE" means the last day of the Interest Period for any LIBOR Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a retirement plan (other than a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Code to which the Borrower or any member of its Controlled Group has liability (contingent or otherwise) under Title IV of ERISA or Section 412 of the Code.

     "PERMITTED LIENS" means, as applied to any Person:

     (a)  any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b)  (i) Liens on real estate for real estate taxes not yet delinquent,
(ii) Liens created by lease agreements to secure the payment of rental amounts and other sums due thereunder provided that such liens are confined to fixtures, equipment, inventory and other tangible personal property located in or about the leased premises, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;


     (c) Liens of carriers, lessors, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

     (f) Liens created to secure Indebtedness permitted by SECTION 7.1(k) hereof, which is (i) incurred solely for the purpose of financing the acquisition of assets or an Acquisition and incurred at the time of such acquisition of assets or such Acquisition or
(ii) assumed in connection with an Acquisition, so long as (A) each such Lien permitted by this subsection (f) shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof) and refinancings thereof and
(B) the aggregate amount of Indebtedness related thereto does not result in a violation of SECTION 7.1(k) hereof;

     (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

     (h) Any Liens which are described on SCHEDULE 3 to the Credit Agreement, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower or its Restricted Subsidiaries;

     (i) Liens on assets necessary to satisfy SECTION 6 of each of the Meditrust Loan Agreements; and

     (j) Liens to secure Indebtedness permitted by SECTION 7.1(j) hereof, so long as (A) each such Lien permitted by this subsection (j) shall at all times be confined to the asset or assets (and proceeds thereof) financed or mortgaged with such Indebtedness, (B) the amount of Indebtedness secured by such Lien shall not exceed 100% of the fair market value of such asset or assets and
(C) the aggregate amount of Indebtedness related thereto does not result in a violation of SECTION 7.1(j) hereof.

     "PERMITTED RESTRICTED PAYMENTS" means (a) the declaration and payment of Dividends to the Borrower or any of its Restricted Subsidiaries, (b) payments made after the Agreement Date to the Bondholders in connection with a tender of the Bonds, not to exceed $8,000,000 in aggregate amount, (c) the repurchase of shares by the Borrower of its shares held by Don A. Karchmer, John E. Bingaman, Thomas E. Stewart and James W. Campbell pursuant to the terms of that certain Registration Rights Agreement with the Borrower, dated as of June 29, 1993, as amended by that certain First Amendment to Registration Rights Agreement, dated as of May 26, 1994, (d) payments made after the Agreement Date to the Convertible Bondholders in connection with the redemption or conversion of any of the Convertible Bonds pursuant to the terms of the Convertible Indenture, not to exceed $22,500,000 in aggregate amount, and (e) payments made in respect of the Regency Tender for the Regency Subordinated Notes.

     "PERSON" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" means (a) any employee benefit plan as defined in Section 3(3) and subject to Title I of ERISA (including a Multiemployer Plan that is covered by Title IV of ERISA) pursuant to which any employees of the Borrower or its Restricted Subsidiaries participate and (b) any Pension Plan.

     "PLEDGE AGREEMENT" means one or more Pledge Agreements executed by the Borrower and each Restricted Subsidiary relating to all of the capital stock of, or other equity interest in, Restricted Subsidiaries now owned or hereafter acquired by the Borrower or such Restricted Subsidiary (other than Inactive Subsidiaries), substantially in the form of EXHIBIT I hereto, as amended, modified, renewed, supplemented or restated from time to time.

     "PLEDGE AGREEMENTS" means the Pledge Agreements and the Foreign Subsidiary Pledge Agreements.

     "PRIME RATE" means, at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

     "RCA ACQUISITION" means the acquisition, directly or indirectly, by the Borrower of 100% of the issued and outstanding capital stock of Retirement Care Associates, Inc., a Colorado corporation ("RCA"), for an aggregate consideration of stock of the Borrower and the assumption of existing debt of RCA.

     "REFINANCING ADVANCE" means any LIBOR Advance which is used to pay the principal amount (or any portion thereof) of a LIBOR Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding LIBOR Advances.

     "REGENCY" means Regency Health Services, Inc., a Delaware corporation, which upon completion of the (a) Regency Tender will be a Subsidiary of the Borrower and (b) Regency Merger will be a wholly-owned Subsidiary of the Borrower.

     "REGENCY CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of December 20, 1996, among Regency, the lenders listed therein, and NationsBank of Texas, N.A., as Agent, as amended.

     "REGENCY MERGER" means the merger of Sunreg Acquisition with and into Regency, with Regency as the surviving corporation.

     "REGENCY MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of July 26, 1997, by and among the Borrower, Sunreg Acquisition and Regency, as amended, modified and supplemented.

     "REGENCY MERGER DOCUMENTS" means the Regency Merger Agreement and all other contracts, agreements or documents executed or delivered in connection with the Regency Merger, as amended, modified and supplemented.

     "REGENCY SALE LEASEBACK" means those certain sale leaseback financing transactions related to approximately 31 properties of Regency and its Subsidiaries to be closed on or about the Agreement Date, the Net Cash Proceeds of which will be approximately $140,000,000.

     "REGENCY SUBORDINATED NOTES" means, collectively, those certain (a) 9-7/8% Senior Subordinated Notes of Regency due 2002 and (b) 12-1/4% Subordinated Notes of Regency due 2003.

     "REGENCY TENDER" means the acquisition by the Borrower or Sunreg Acquisition of (a) more than 50% of the issued and outstanding capital stock of Regency and (b) more than 50% of the issued and outstanding Regency Subordinated Notes.

     "REGISTER" has the meaning specified in SECTION 11.6(j) hereof.

     "REIMBURSEMENT OBLIGATIONS" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by the Borrower.

     "RELEASE DATE" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

     "REPORTABLE EVENT" means an event set forth in Section 4043(c) of ERISA other than any event for which the provision for 30 days' notice has been excused under regulations issued under such Section.

     "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "RESTRICTED PAYMENTS" means, collectively, (a) Dividends, (b) Treasury Stock Purchases, and (c) any payment or prepayment of principal, premium or penalty on any Subordinated Debt, any prepayment of interest on any Subordinated Debt or any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor).

     "RESTRICTED SUBSIDIARY" means any Subsidiary which is not a Foreign Subsidiary.

     "REVOLVING COMMITMENT FEE" has the meaning specified in SECTION 2.4(a) hereof.

     "REVOLVING CREDIT ADVANCE" means an Advance made pursuant to SECTION 2.1(a) hereof.

     "REVOLVING CREDIT COMMITMENT" means $500,000,000.00, as reduced pursuant to
SECTION 2.6.

     "REVOLVING CREDIT NOTES" means the promissory notes of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of EXHIBIT A hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "REVOLVING CREDIT SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated besides its name or SCHEDULE 1 hereto as its Revolving Credit Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "SECURITY AGREEMENT" means any Security Agreement executed by the Borrower or any Restricted Subsidiary relating to, with respect to the Borrower, the Intercompany Line of Credit and the Liberty Note, with respect to any Restricted Subsidiary, any intercompany indebtedness owing to such Restricted Subsidiary, substantially in the form of EXHIBIT E hereto, as amended,modified,renewed, supplemented or restated from time to time.

     "SHAREHOLDER LAWSUITS" means those certain six securities class-action lawsuits (later consolidated into complaint styled IN RE SUN HEALTHCARE GROUP, INC. LITIGATION) filed in 1995 relating to the Borrower's disclosure of the investigation by the United States Department of Health and Human Services' Office of Inspector General (the "OIG INVESTIGATION") and the operating results of fiscal years 1994 and 1995 and related issues, but not including any other lawsuits related to the OIG Investigation.

     "SOLVENT" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

     "SPECIFIED PERCENTAGE" means, as applicable or as the context requires, the Revolving Credit Specified Percentage, the Facility A Term Loan Specified Percentage, the Facility B Term Loan Specified Percentage or the Facility C Term Loan Specified Percentage.

     "SUBORDINATED DEBT" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries which shall have been and continues to be validly and effectively subordinated to the prior payment in full of the Obligations on terms and documentation approved in writing by the Determining Lenders, such approval not to be unreasonably withheld by the Determining Lenders.

     "SUNREG ACQUISITION" means Sunreg Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of the Borrower, which upon the Regency Merger will be merged with and into Regency, with Regency as the surviving corporation.


     "SUBSIDIARY", as such term relates to any Person, means (a) any corporation of which more than 50% of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by such Person, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by such Person, directly or through one or more intermediaries.

     "SUBSIDIARY GUARANTY" means any Subsidiary Guaranty, executed by one or more Guarantors, guarantying payment and performance of the Obligations, substantially in the form of EXHIBIT F hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

     "SUN INTERNATIONAL" means Sun Healthcare Group International, Ltd., a United Kingdom corporation and a direct, wholly-owned, subsidiary of the Borrower.

     "SYNTHETIC LEASES" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

     "TAXES" has the meaning ascribed thereto in SECTION 2.15 hereof.

     "TERM LOAN ADVANCE" means, as applicable or as the context requires, a Facility A Term Loan Advance, a Facility B Term Loan Advance or a Facility C Term Loan Advance.

     "TOTAL ASSETS" means, for any Person, the total assets of such Person, determined in accordance with GAAP (less capitalized interest amounts included therein).

     "TOTAL DEBT" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, Total Debt shall be calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis) in accordance with GAAP, the sum (without duplication) of (a) all principal outstanding under the Loan Documents, plus (b) all obligations evidenced by a promissory note or otherwise representing borrowed money, plus
(c) all reimbursement obligations for letters of credit (excluding reimbursement obligations in respect of letters of credit to support indebtedness and other obligations otherwise included in the calculation of Total Debt), plus (d) all Capitalized Lease Obligations, plus (e) lease expense pursuant to Operating Leases other than Synthetic Leases (such lease expense to be in an amount equal to the product of rental expense for the four fiscal quarters immediately preceding the date of calculation multiplied by eight and shall be net of any income being received pursuant to subleases during such period, provided that no such sublessee is in default under its sublease), plus (f) the principal portion of all obligations in respect of Synthetic Leases, less (g) an amount equal to any write-up, to market value, of the Bonds and the Convertible Bonds as required by

GAAP. For the purpose of the calculation of lease expense pursuant to Operating Leases for Subsidiaries not owned at all times during the four fiscal quarters immediately preceding the date of determination, such lease expense shall be adjusted, on a pro-forma basis, to (i) include the lease expense pursuant to Operating Leases attributable to an Acquisition which occurred during any such fiscal quarter for the four fiscal quarters of the Subsidiary acquired immediately preceding the date of determination (such lease expense to be multiplied by eight), provided the Acquisition Consideration for such Acquisition is in excess of $5,000,000 and (ii) exclude any such lease expense of any asset or group of related assets disposed of in one transaction or a series of related transactions during any such fiscal quarter for the four fiscal quarters immediately preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $5,000,000.

     "TOTAL DEBT TO CAPITALIZATION RATIO" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis (provided that if Foreign Subsidiary EBITDAR shall ever equal or exceed 15% of EBITDAR, the Total Debt to Capitalization Ratio shall be calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis) in accordance with GAAP, the ratio of (a) Total Debt to (b) an amount equal to the sum of
(i) Total Debt plus (ii) Net Worth as of the date of calculation.

     "TOTAL SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on SCHEDULE 1 hereto as its Total Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "TREASURY STOCK PURCHASES" means, with respect to any Person, any purchase, redemption or other acquisition or retirement for value by such Person of any shares of capital stock of such Person.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to time.

     "UNUSED PORTION" means an amount equal to the result of (a) the Revolving Credit Commitment minus (b) the sum of the outstanding (i) Revolving Credit Advances plus (ii) Reimbursement Obligations.

     Section 1.2 AMENDMENTS AND RENEWALS. Each definition of an agreement in this ARTICLE 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms pursuant to the provisions of SECTION 11.11 hereof.

     Section 1.3 CONSTRUCTION. The terms defined in this ARTICLE 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in SECTION 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, unless otherwise expressly stated herein.

                                    ARTICLE 2

                                    ADVANCES

     Section 2.1   THE ADVANCES.

     (a) REVOLVING CREDIT ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time in an aggregate amount not to exceed its Revolving Credit Specified Percentage of the Revolving Credit Commitment less its Revolving Credit Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing). Subject to SECTION 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the sum of the principal amount of all outstanding Revolving Credit Advances and Reimbursement Obligations exceed the Revolving Credit Commitment.

     (b) FACILITY A TERM LOAN ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make a Facility A Term Loan Advance to the Borrower on the Agreement Date in an amount not to exceed its Facility A Term Loan Specified Percentage of the Facility A Term Loan Commitment. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Facility A Term Loan Advances exceed the Facility A Term Loan Commitment. Immediately upon the making of the Facility A Term Loan Advances, the Facility A Term Loan Commitment shall be automatically terminated. Facility A Term Loan Advances may not be repaid and then reborrowed.

     (c) FACILITY B TERM LOAN ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make a Facility B Term Loan Advance to the Borrower on the Agreement Date in an amount not to exceed its Facility B Term Loan Specified Percentage of the Facility B Term Loan Commitment. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Facility B Term Loan Advances exceed the Facility B Term Loan Commitment. Immediately upon the making of the Facility B Term Loan Advances, the Facility B Term Loan Commitment shall be automatically terminated. Facility B Term Loan Advances may not be repaid and then reborrowed.

     (d) FACILITY C TERM LOAN ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make a Facility C Term Loan Advance to the Borrower on the Agreement Date in an amount not to exceed its Facility C Term Loan Specified Percentage of the Facility C Term Loan Commitment. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Facility C Term Loan Advances exceed the Facility C Term Loan Commitment. Immediately upon the making of the Facility C Term Loan Advances, the Facility C Term Loan Commitment shall be automatically terminated. Facility C Term Loan Advances may not be repaid and then reborrowed.

     (e) TYPE AND NUMBER OF ADVANCES. Any Advance shall, at the option of the Borrower as provided in SECTION 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of ARTICLE 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding, at any one time, more than ten LIBOR Advances.

     Section 2.2   MANNER OF BORROWING AND DISBURSEMENT.

     (a) BASE RATE ADVANCES. In the case of Base Rate Advances, the Authorized Signatory shall give the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Authorized Signatory's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of the Borrower's intention to borrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

     (b) LIBOR ADVANCES. In the case of LIBOR Advances, the Authorized Signatory shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Authorized Signatory's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of the Borrower's intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to ARTICLE 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date, or prohibit or impair the Borrower's ability to comply with SECTION 2.5 or 2.8 hereof.

     (c) CONTINUATION/CONVERSION. Subject to SECTIONS 2.1 AND 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Authorized Signatory shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Authorized Signatory's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and may be reborrowed.

     (d) MINIMUM AMOUNTS. The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000; provided, however, that such amount may equal the unused amount of the applicable Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000; provided, however, that such amount may equal the unused amount of the applicable Commitment.

     (e) NOTICE AND DISBURSEMENT. The Administrative Agent shall promptly notify the Lenders of each notice received from the Authorized Signatory pursuant to this Section. Failure of the Authorized Signatory to give any notice in accordance with SECTION 2.2(c) hereof shall result in a repayment of any such existing LIBOR Advance on the applicable Payment Date by an Advance which is a Base Rate Advance. Each Lender shall, not later than 12:30 p.m., Dallas, Texas time, on the date of any Advance that is not a Refinancing Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Revolving Credit Specified Percentage, Facility A Term Loan Specified Percentage, Facility B Term Loan Specified Percentage or Facility C Term Loan Specified Percentage, as the case may be, of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in ARTICLE 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Authorized Signatory's instructions, or (ii) in the absence of such instructions, crediting such amounts to the joint account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Revolving Credit Specified Percentage. All Facility A Term Loan Advances shall be made by each Lender in accordance with its Facility A Term Loan Specified Percentage. All Facility B Term Loan Advances shall be made by each Lender in accordance with its Facility B Term Loan Specified Percentage. All Facility C Term Loan Advances shall be made by each Lender in accordance with its Facility C Term Loan Specified Percentage.

     Section 2.3   INTEREST.

     (a)  ON BASE RATE ADVANCES.

          (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, which shall be payable as set forth in SECTION 2.3(a)(ii) hereof, at a simple interest rate per annum equal to the Base Rate Basis for such Base Rate Advance as in effect from time to time, provided that interest on such Base Rate Advance shall not exceed the Maximum Amount.

          (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on the Maturity Date.

     (b)  ON LIBOR ADVANCES.

          (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative

     Agent, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

          (ii) Subject to SECTION 11.9 hereof, accrued and unpaid interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date.

     (c) INTEREST IF NO NOTICE OF SELECTION OF LIBOR ADVANCE OR INTEREST RATE PERIOD. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the Base Rate Basis shall apply to the applicable Advance. If the Borrower fails to give the Administrative Agent timely notice of an Interest Period for a LIBOR Advance, the Interest Period for such LIBOR Advance shall be deemed to be one month.

     (d) INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in SECTION 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and
(ii) after an Event of Default specified in SECTION 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of
(i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower, of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate.

     Section 2.4   FEES.

     (a) COMMITMENT FEE. Subject to SECTION 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders, a commitment fee (which shall be payable in arrears on the Maturity Date) based on the daily average Unused Portion (subject to SECTION 11.9 hereof, computed on the basis of a year of 360-day year for the actual number of days elapsed) at the per annum rate of 0.50%.

     (b) OTHER FEES. Subject to SECTION 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for its account and the account of its Affiliate and not the account of the Lenders, the fees provided for in the letter agreement ("ADMINISTRATIVE AGENT FEE LETTER"), dated as of the Agreement Date, between the Borrower and the Administrative Agent on the date and in the amounts specified therein.

     Section 2.5   PREPAYMENT.

     (a) VOLUNTARY PREPAYMENTS. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty upon two Business Days' prior telephonic notice followed immediately by written notice (provided, however, that the Authorized Signatory's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) by the Authorized Signatory to the Administrative Agent. LIBOR Advances may be voluntarily prepaid upon three Business Days' prior telephonic notice followed immediately by written notice (provided, however, that the Authorized Signatory's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) by the Authorized Signatory to the Administrative Agent, but only so long as the Borrower concurrently reimburses the Lenders in accordance with
SECTION 2.9 hereof.  Any notice of prepayment shall be irrevocable.

     (b) MANDATORY PREPAYMENT AND REPAYMENT. On or before the date of any reduction of the Revolving Credit Commitment, the Borrower shall prepay or repay outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount not greater than the Revolving Credit Commitment as so reduced pursuant to SECTION 2.6 hereof. The Borrower shall first prepay or repay all Base Rate Advances and shall thereafter prepay or repay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with SECTION 2.9 hereof.

     (c) PREPAYMENTS FROM SALES OF ASSETS. Concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower or any Restricted Subsidiary of the Borrower of any assets, including any Equity of any such Subsidiary (other than sales or dispositions of assets permitted pursuant to (A) clauses (i) through (iii) of SECTION 7.4(a) hereof and (B) clause (vii) of
SECTION 7.4(a) hereof, to the extent that the aggregate book value of assets sold pursuant to such clause (vii) during the term of this Agreement does not exceed $1,000,000 and (B) the Regency Sale Leaseback), the Borrower shall prepay Facility A Term Loan Advances, Facility B Term Loan Advances and Facility C Term Loan Advances (and, thereafter, Revolving Credit Advances when there are no Facility A Term Loan Advances, Facility B Term Loan Advances and Facility C Term Loan Advances outstanding) in a principal amount equal to the amount of such Net Cash Proceeds. Each such prepayment of Facility A Term Loan Advances,
Facility B Term Loan Advances and Facility C Term Loan Advances shall be applied to all of the unpaid Facility A Term Loan Advances, Facility B Term Loan Advances and Facility C Term Loan Advances, in each case PRO RATA based upon the respective principal amounts then unpaid. Any prepayment of Revolving Credit Advances pursuant to this SECTION 2.5(c) shall permanently reduce the Revolving Credit Commitment by the amount of such prepayment.

     (d) PREPAYMENT FROM SALES OF EQUITY. Concurrently with receipt of Net Cash Proceeds from the sale or disposition by the Borrower or any Restricted Subsidiary to any Person (other than the Borrower or a Restricted Subsidiary) of any Equity in the Borrower or a Restricted Subsidiary (other than Equity issued as a result of the exercise of options or warrants in respect of such Equity), the Borrower shall apply 100% of such aggregate Net Cash Proceeds to prepay the Facility A Term Loan Advances, the Facility B Term Loan Advances and the
Facility C Term Loan Advances (and, thereafter, Revolving Credit Advances when there are no Facility A Term Loan Advances, Facility B Term Loan Advances and the Facility C Term Loan Advances outstanding. Each such prepayment of the Facility A Term Loan Advances, the Facility B Term Loan Advances, and the Facility C Term Loan Advances shall be applied to all of the unpaid Facility A Term Loan Advances, Facility B Term Loan Advances and Facility C Term Loan Advances, in each case PRO RATA based upon the respective principal amounts then unpaid. Any prepayment of Revolving Credit Advances pursuant to this
SECTION 2.5(d) shall permanently reduce the Revolving Credit Commitment by the amount of such prepayment.

     (e) PREPAYMENT FROM ISSUANCE OF INSTITUTIONAL DEBT. Concurrently with the receipt of Net Cash Proceeds from the issuance of Institutional Debt by the Borrower or any Restricted Subsidiary of the Borrower, the Borrower shall apply 100% of such aggregate Net Cash Proceeds to prepay the Facility A Term Loan Advances, the Facility B Term Loan Advances and the Facility C Term Loan Advances (and, thereafter, Revolving Credit Advances when there are no Facility A Term Loan Advances, Facility B Term Loan Advances, and Facility C Term Loan Advances outstanding). Each such prepayment of the Facility A Term Loan Advances, the Facility B Term Loan Advances, and the Facility C Term Loan Advances shall be applied PRO RATA to all of the unpaid Facility A Term Loan Advances, Facility B Term Loan Advances, and Facility C Term Loan Advances, in each case PRO RATA based upon the respective principal amounts then unpaid. Any prepayment of Revolving Credit Advances pursuant to this SECTION 2.5(e) shall permanently reduce the Revolving Credit Commitment by the amount of such prepayment.

     (f) PAYMENTS, GENERALLY. Any prepayment of any Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with SECTION 2.9 hereof. Any voluntary prepayment of any Term Loan Advance shall be applied to all of the unpaid Facility A Term Loan Advances, Facility B Term Loan Advances and Facility C Term Loan Advances, in each case PRO RATA based on the respective principal amounts then unpaid.

     Section 2.6   REDUCTION OF COMMITMENTS.

     (a) VOLUNTARY REDUCTION. The Borrower shall have the right, upon not less than 5 Business Days' notice (provided no notice shall be required for a termination in whole of the Revolving Credit Commitment) by the Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment, in whole or in part. Each voluntary reduction shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Revolving Credit Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period, unless the Borrower shall reimburse each Lender in accordance with
SECTION 2.9 hereof.

     (b) MANDATORY REDUCTION. On the Maturity Date, the Revolving Credit Commitment shall automatically reduce to zero. In addition, the Revolving Credit Commitment shall be permanently reduced by the amount of any prepayment of Revolving Credit Advances pursuant to SECTIONS 2.5(c), (d) and (e) hereof.

     (c) GENERAL REQUIREMENTS. Upon any reduction of the Revolving Credit Commitment pursuant to this Section, the Borrower shall immediately make a repayment of Revolving Credit Advances in accordance with SECTION 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in
SECTION 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

     Section 2.7 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from the Lender, calculated at a per annum rate equal to the lesser of (a) the Highest Lawful Rate or (b) the Federal Funds Rate. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

     Section 2.8 PAYMENT OF PRINCIPAL OF ADVANCES. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances, the Facility A Term Loan Advances, the Facility B Term Loan Advances and Facility C Term Loan Advances shall be due and payable on the Maturity Date.

     Section 2.9 REIMBURSEMENT. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) a failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with SECTION 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in ARTICLE 3 hereof), (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including, without limitation, a prepayment pursuant to ARTICLE 9 hereof), on other than the last day of an Interest Period applicable to such LIBOR Advance, or (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower, the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to SECTION 11.9 hereof. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

     Section 2.10  MANNER OF PAYMENT.

     (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

     (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d) All payments received by the Administrative Agent pursuant to the Loan Documents (other than from other Lenders) shall be applied as follows:

          (i) Prior to (A) the occurrence and continuance of an Event of Default and (B) the delivery by the Determining Lenders of the notice to the Administrative Agent referred to in SECTION 2.10(d)(ii)(B) below, the Administrative Agent shall apply all such payments as specified by the Borrower, between the Revolving Credit Advances or the Facility A Term Loan Advances, the Facility B Term Loan Advances and the Facility C Term Loan Advances to the applicable Advances ratably in accordance with the applicable Specified Percentages.

          (ii) If (A) there exists an Event of Default that has occurred and is continuing and (B) the Determining Lenders shall have delivered notice to the Administrative Agent to apply such payments as provided in this
     SECTION 2.10(d)(ii), the Administrative Agent shall apply all such payments to reduce the Revolving Credit Advances, the Facility A Term Loan Advances, the Facility B Term Loan Advances, and the Facility C Term Loan Advances ratably in accordance with each Lender's Total Specified Percentage.

     Section 2.11 LIBOR LENDING OFFICES. Each Lender's initial LIBOR Lending Office is set forth opposite its name in SCHEDULE 2 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to SECTION 9.2 OR 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12 SHARING OF PAYMENTS. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to SECTIONS 2.4(b), 2.15, 2.16(d), 2.16(f)(ii), 9.3 or 9.5) in excess of its share of payments received by the Administrative Agent and the other Lenders according to (a) before the Determining Lenders have delivered the notice to the Administrative Agent referred to in SECTION 2.10(d)(ii)(B) above, its applicable Specified Percentage, and (b) after the occurrence and during the continuance of an Event of Default and provided that the Determining Lenders have delivered the notice to the Administrative Agent referred to in SECTION 2.10(d)(ii)(B) above, its Total Specified Percentage, then in each case, such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender (based on its applicable Specified Percentage so long as there does not exist an Event of Default, and based on its Total Specified Percentage if there exists an Event of Default); provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 CALCULATION OF LIBOR RATE. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

     Section 2.14 BOOKING LOANS. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

     Section 2.15  TAXES.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with SECTION 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Agent; (iii) by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this
SECTION 2.15; and (iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (iv) of the first sentence of SECTION 2.15(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.15) paid by such Lender or the Administrative Agent (as the case may
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Agent, PROVIDED, HOWEVER, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Agent unless and until such Lender or the Administrative Agent shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Agent pursuant to this SECTION 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, PROVIDED, HOWEVER, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this SECTION 2.15 the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings set forth in Section 7701 of the Code.

     (e)  Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 11.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower, through the Administrative Agent who shall deliver the same to the Borrower:


          (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"),

          (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001").

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower, through the Administrative Agent who shall deliver the same to the Borrower, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower, through the Administrative Agent who shall deliver the same to the Borrower, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

          (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax; and

          (vi)     if such Lender is not a "bank" or other person described in
     Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under
     Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or my successor form), properly completed and duly executed by such Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.15 shall survive the payment in full of principal and interest hereunder.

     (g)  Any Lender claiming any additional amounts payable pursuant to this
SECTION 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

     (h) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this SECTION 2.15; PROVIDED, HOWEVER, the Lenders and the Administrative Agent shall not be obligated by reason of this SECTION 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
SECTION 2.15 and the Lender or the Administrative Agent receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

     Section 2.16  LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT FACILITY. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower or the joint account of the Borrower and any of its Restricted Subsidiaries, from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $75,000,000 (the "LETTER OF CREDIT FACILITY"), and (ii) the sum of (A) the Commitment MINUS (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than one year after the date of issuance thereof (provided, however, if on the Maturity Date there are any Letters of Credit outstanding, the Borrower shall deposit on such date in the L/C Cash Collateral Account immediately available funds in an amount to cash collateralize in full the total outstanding Letters of Credit). The Borrower, together with any of its Restricted Subsidiaries which may be an account party, shall be jointly and severally liable for the repayment of any Reimbursement Obligation. Immediately upon the issuance of each Letter of Credit (or on the Agreement Date, with respect to Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Revolving Credit Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this SECTION 2.16(a), repay any Advances resulting from drawings thereunder pursuant to SECTION 2.16(c) and request the issuance of additional Letters of Credit under this SECTION 2.16(a).

     (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "LETTER OF CREDIT AGREEMENT"), PROVIDED that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested
(A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
ARTICLE 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in SECTION 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

     (c) PAYMENT AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of an Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in ARTICLE 3 hereof). In the event that a payment under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after notice of such drawing has been given by the Issuing Bank to the Borrower, the Issuing Bank shall promptly notify Administrative Agent and each other Lender which has a Revolving Credit Specified Percentage. Each such Lender shall, on the first Business Day following such notification, make an Advance, which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in ARTICLE 3 hereof) and shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Advance on the date specified in the notice from the Issuing Bank to such Lender, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon from such date until paid at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) INCREASED COSTS. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to SECTION 2.16(c), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to
SECTION 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. The obligations of the Borrower under this SECTION 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this
SECTION 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to SECTION 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this

Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C RELATED DOCUMENTS");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to SECTION 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that any payment by the Issuing Bank against any such statement or other document shall be as a result of the Issuing Bank's gross negligence or willful misconduct;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

          (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to SECTION 2.16(c); or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

     (f)  COMPENSATION FOR LETTERS OF CREDIT.

          (i) CREDIT FEES. Subject to SECTION 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of each Lender a credit fee (which shall be payable in arrears on the Maturity Date) equal to 2.50% per annum on the average daily amount available for drawing under all outstanding Letters of Credit, computed, subject to SECTION 11.9 hereof, on the basis of a 360-day year for the actual number of days elapsed.

          (ii) FRONTING FEE. Subject to SECTION 11.9 hereof, the Borrower shall pay to the Administrative Agent for the sole account of the Issuing Bank a fronting fee (which fee shall be payable in arrears on the Maturity
     Date) equal to 0.125% per annum on the average daily amount available for drawing under all outstanding Letters of Credit, and computed, subject to
     SECTION 11.9 hereof, on the basis of a 360-day year for the actual number of days elapsed.

     (g)  L/C CASH COLLATERAL ACCOUNT.

          (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to SECTION 8.2(c) (but in the case of an Event of Default specified in SECTION 8.1(f) and (g) hereof, without any demand or taking of any other action by the Administrative Agent or any other Lender), the Borrower will promptly pay to the Administrative Agent in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Issuing Bank (the "L/C CASH COLLATERAL ACCOUNT"). In addition, as provided in SECTION 2.16(a), the Borrower shall deposit in the L/C Cash Collateral Account immediately available funds in an amount equal to the aggregate amount of Letters of Credit outstanding on the Maturity Date.

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrower shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account except as otherwise provided in SECTION 2.16(g)(iii). At any time and from time to time, upon the Administrative Agent's request delivered to the Borrower, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

          (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations, (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account FIRST to pay any unpaid Obligations then outstanding hereunder and THEN to refund any remaining amount to the Borrower, and (C) provided no Default or Event of Default shall be in existence, upon demand by the Borrower, return any funds in the L/C Cash Collateral Account to the Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

          (v) The Borrower shall pay to the Administrative Agent the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND THE LETTERS OF CREDIT. The obligation of each Lender to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to (i) receipt by the Administrative Agent of each of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender and (ii) satisfaction of the following conditions, except as otherwise waived by each Lender:

     (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party, and (iv) a current copy of a certificate of good standing and a certificate of existence for its state of incorporation;

     (b) a certificate of an officer acceptable to the Lenders of each Restricted Subsidiary of the Borrower (other than Inactive Subsidiaries), certifying as to the incumbency of the officers signing the Loan Documents to which it is a party, and including (i) a copy of its Articles of Incorporation (or other organizational document), certified as true, complete and correct by the secretary of state of its state of organization, (ii) a copy of its By-Laws (or similar governance document), certified to be true, complete and correct by its secretary or general partner, (iii) a copy of the resolutions (or similar authorization) authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) a correct copy of a certificate of good standing and a certificate of existence for its state of organization;

     (c) a duly executed Revolving Credit Note, Facility A Term Loan Note, Facility B Term Loan Note and Facility C Term Loan Note payable to the order of each Lender equal to its Specified Percentage of each Commitment, respectively;

     (d) opinions of counsel to the Borrower and their Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date;

     (e) reimbursement for the Administrative Agent for Special Counsel's reasonable fees and expenses rendered as of the date set forth in the invoice of Special Counsel;

     (f) the fees as required pursuant to SECTION 2.4(b) hereof, a portion of which the Administrative Agent shall pay to the Lenders as agreed between the Administrative Agent and the Lenders;

     (g) a Subsidiary Guaranty, duly executed and completed by each Restricted Subsidiary, dated as of the Agreement Date;

     (h) duly executed and completed Pledge Agreements, together with all stock certificates of any Subsidiaries to the extent pledged, owned by the Borrower and the Borrower's Restricted Subsidiaries (other than Inactive Subsidiaries), together with blank, undated stock powers;

     (i) duly executed and completed Security Agreements of the Borrower and CareerStaff Management, Inc., together with original notes evidencing the indebtedness pledged thereby, duly endorsed in favor of the Administrative Agent;

     (j) a duly executed and completed Account Security Agreement of the Borrower and each Restricted Subsidiary party to any lease agreement granting a contractual landlord's lien to the lessor of such leased facility in accounts receivable generated by such leased facility;

     (k) the items set forth in the Disclosure Letter shall be satisfactory to the Lenders;

     (l) UCC-1 Financing Statements as the Administrative Agent may request relating to the Collateral subject to the Pledge Agreements and the Security Agreements and the proceeds thereof;

     (m) simultaneously with the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against the assets of Regency and its Subsidiaries other than Permitted Liens (or written agreements from each holder of such Liens to promptly execute such Termination Statements);

     (n) all Regency Merger Documents, which shall be in substance and form satisfactory to the Administrative Agent;

     (o) consummation of the Regency Tender shall simultaneously occur on terms and conditions satisfactory to the Administrative Agent;

     (p) after giving effect to the Regency Tender, except as set forth in the Disclosure Letter, there shall have occurred no material adverse change in the business, assets, operations, condition (financial or otherwise) or the prospects of the Borrower and its Subsidiaries (including Regency and its Subsidiaries), taken as a whole, since December 31, 1996;

     (q) a pro forma balance sheet of the Borrower and its Subsidiaries as of June 30, 1997, taking into account the Regency Tender and reflecting estimated purchase price accounting adjustments and such other information relating to the Regency Tender as the Determining Lenders may require;

     (r) audited financial statements, including balance sheets, income statements, cash flow statements and statements of changes in stockholders' equity of Regency and its Subsidiaries for the years ended December 31, 1995 and December 31, 1996, prepared in accordance with GAAP and certified by independent certified public accountants acceptable to the Lenders;

     (s) the Administrative Agent shall have received and been satisfied with the form and substance of all environmental reports, material contracts, tax, pension and contingent liabilities, Litigation and other business matters related to the Borrower and its Subsidiaries (including Regency and its Subsidiaries);

     (t) all Indebtedness of the Borrower and Mediplex under the Existing Credit Agreement (other than in respect of the Existing Letters of Credit) shall have been (or shall simultaneously therewith be) refinanced in full pursuant to the terms hereof;

     (u) the Regency Credit Agreement and all collateral related thereto shall be terminated and released in form and substance satisfactory to the Administrative Agent; and

     (v) all consents of third parties necessary for Regency Tender and the transactions contemplated by this Agreement shall have been obtained; and

     (w) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments, reports and certificates as the Administrative Agent or any Lender may reasonably require prior to execution of this Agreement.

     Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Advance hereunder (including the initial Advance) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

     (a) With respect to Advances (other than Refinancing Advances) and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to SECTION 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificates pursuant to SECTION 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Agent from the Borrower prior to the making of such Advance or issuance;

     (c) There shall not exist a Default hereunder, with respect to Advances (other than Refinancing Advances) and with respect to issuance of each Letter of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance (other than a Refinancing Advance) and with respect to issuance of each Letter of Credit, the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Signatory on the behalf of the Borrower (which certification, if telephonic, shall be followed promptly by written certification);

     (d) The aggregate Revolving Credit Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the Revolving Credit Commitment;

     (e) No order, judgment, injunction or decree of any Governmental Authority shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Advance or issuing any Letter of Credit;

     (f) Except as set forth in the Disclosure Letter, there shall be no Litigation pending against, or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

     (g) The Administrative Agent shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent or any Lender may reasonably request.

     Each request by the Borrower to the Administrative Agent or the Issuing Bank, as appropriate, for an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this SECTION 3.2 have been satisfied.

     Notwithstanding the above, the obligation of each Lender to make a Revolving Credit Advance pursuant to SECTION 2.16(c) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, (ii) the failure of the Borrower to satisfy any condition set forth in this SECTION 3.2, or (iii) any other circumstance, happening or event whatsoever.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION. As of the Agreement Date and after giving effect to the Regency Tender, the respective jurisdiction of incorporation or organization and percentage ownership by the Borrower or another of the Borrower's Subsidiaries of the Subsidiaries listed on SCHEDULE 5 are true and correct. Each of the Borrower and its Subsidiaries is a corporation or other legal Person duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Restricted Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b) AUTHORIZATION. The Borrower has corporate power and has taken all necessary legal action to authorize it to borrow hereunder. Each of the Borrower and its Restricted Subsidiaries has the legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Restricted Subsidiary executing it. Each of the Loan Documents to which the Borrower and its Restricted Subsidiaries are a party is a legal, valid and binding respective obligation of the Borrower or such Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Restricted Subsidiaries).

     (c) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not
(i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation, by-laws or similar organizational and governance documents of the Borrower or any of its Restricted Subsidiaries, or under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any of its Restricted Subsidiaries is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries, except Permitted Liens.

     (d) BUSINESS. The Borrower and its Restricted Subsidiaries are engaged solely in the business of providing health care services, including nursing care, rehabilitation therapy and other specialized health care services, and pharmaceutical products and services.

     (e) LICENSES, ETC. All Necessary Authorizations, which if not obtained could be reasonably expected to have a Material Adverse Effect, have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions. The Borrower and its Restricted Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization, which if suspended, canceled or revoked could reasonably be expected to have a Material Adverse Effect, is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

     (f) COMPLIANCE WITH LAW. The Borrower and its Restricted Subsidiaries are in compliance in all respects with all Applicable Laws, except (i) as set forth in the Disclosure Letter and (ii) where the failure to so comply would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, the Borrower and its Restricted Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them with any Governmental Authority, and are in all material respects in compliance therewith, including without limitation the rules and regulations of any Governmental Authority relating to the operation of the Borrower's and each of its Restricted Subsidiary's business. The Borrower and its Restricted Subsidiaries have obtained all appropriate approvals and consents of, and have made all filings with, the Governmental Authorities in connection with the operation of the Borrower's and each of its Restricted Subsidiary's business where the failure to obtain such consents and approvals could have a Material Adverse Effect.

     (g) TITLE TO PROPERTIES. The Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries. The Borrower and its Restricted

Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

     (h) LITIGATION. Except as (i) reflected on SCHEDULE 4 hereto and (ii) set forth in the Disclosure Letter, there is no action, suit or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Restricted Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body, which, if adversely determined, could have a Material Adverse Effect.

     (i) TAXES. All federal, state and other tax returns of the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their respective properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of their respective taxes are, in the judgment of the Borrower, adequate.

     (j) FINANCIAL STATEMENTS; MATERIAL LIABILITIES. The Borrower has furnished or caused to be furnished to the Lenders copies of its December 31, 1996 financial statements and the December 31, 1996 financial statements of Regency and its Subsidiaries, which were prepared in good faith and complete in all material respects and which present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries and Regency and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Borrower and its Restricted Subsidiaries (including Regency and its Subsidiaries) taken as a whole have no material liabilities, contingent or otherwise, nor material losses, except as set forth in (i) said December 31, 1996, financial statements and (ii) the Disclosure Letter.

     (k) NO ADVERSE CHANGE. Since December 31, 1996, no event or circumstances has occurred or arisen that could have a Material Adverse Effect except for those set forth in the Disclosure Letter.

     (l) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Agent in writing. Each Plan (other than any Multiemployer Plan) has been administered in all material respects in accordance with the terms of the documents pursuant to which it has been established and is maintained, and is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any applicable Federal law, rule or regulation. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Pension Plan has been terminated under Section 4041(c) of ERISA, no accumulated funding deficiency (as defined in Section 412(a) of the Code) has been incurred (without regard to any waiver granted under

Section 412 of the Code), no funding waiver from the Internal Revenue Service has been received or requested and no ERISA Event has occurred which could reasonably be expected to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Pension Plan (other than a Multiemployer Plan) does not exceed by more than $3,000,000 the present value of the assets of each such Pension Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted with respect to any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan except as described in writing to the Administrative Agent prior to the Agreement Date, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a material welfare benefit plan within the meaning of
Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except (i) as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, (ii) for a Plan under which the liabilities are fully funded through one or more insurance contracts with an independent third party insurance company, or (iii) for a Plan under which the unfunded liabilities do not exceed $3,000,000. Each of the Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of
Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder. None of the Borrower or any member of its Controlled Group maintains, or to the knowledge of the Borrower and each member of its Controlled Group, has established, or has ever participated in a multiple employer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) COMPLIANCE WITH REGULATIONS G, T, U AND X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. No more than 25% of the assets of the Borrower and its Restricted Subsidiaries are margin stock. None of the Borrower and its Restricted Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Neither the making of the Advances nor the use of the proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

     (n) GOVERNMENTAL REGULATION. The Borrower and its Restricted Subsidiaries are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Governmental Authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than (a) any enforcement of remedies by the Administrative Agent on behalf of the Lenders and (b) filings of certain Collateral Documents under the UCC), in accordance with their respective terms, including any borrowings hereunder.

     (o) ABSENCE OF DEFAULT. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws or other applicable organizational documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute,
(i) a Default or an Event of Default or (ii) a default by the Borrower or any of its Restricted Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries or by which they or any of their material properties is bound.

     (p) INVESTMENT COMPANY ACT. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (q) ENVIRONMENTAL MATTERS. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Applicable Environmental Laws in effect in each jurisdiction where it is presently doing business or has done business, and in which the failure so to comply could have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is subject to any liability under any Applicable Environmental Laws that, in the aggregate, could have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has received any (a) notice from any Governmental Authority by which any of its present or previously-owned or leased real properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Applicable Environmental Law as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Applicable Environmental Law,
(b) notice of any Lien arising under or in connection with any Applicable Environmental Law that has attached to any revenues of, or to, any of its owned or leased real properties, or (c) summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Borrower or such Restricted Subsidiary in connection with its ownership or leasing of any real property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any hazardous substance into the environment resulting in any material violation of an Applicable Environmental Law, in each case in (a), (b) and (c) immediately preceding where the effect of which could have a Material Adverse Effect.

     (r) CERTAIN FEES. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders or their Affiliates hereunder) with respect to the making of the Commitments or the Advances hereunder or the issuance of any Letters of Credit. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) NECESSARY AUTHORIZATIONS. Except as set forth in the Disclosure Letter, no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

     (t) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any of its Restricted Subsidiaries in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact or omission known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Restricted Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, that has not been disclosed in writing pursuant to this Agreement, the Disclosure Letter, or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

     (u) SOLVENCY. The Borrower is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (v)  INACTIVE SUBSIDIARIES.   The Inactive Subsidiaries do not have Total
Assets equal to or greater than $1,000,000 in aggregate amount or total gross revenues per fiscal year equal to or greater than $1,000,000 in aggregate amount.

     (w) CONSOLIDATED BUSINESS ENTITY. The Borrower and its Restricted Subsidiaries are engaged in the business set forth in SECTION 4.1(d) hereof. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Restricted Subsidiaries, as required for the continued successful operation of the Borrower and its Restricted Subsidiaries as a whole. The Borrower has requested the Lenders to make credit available hereunder primarily for the purpose of financing the operations of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries expect to derive benefit (and the boards of directors of the Borrower and its Restricted Subsidiaries have determined that its Restricted Subsidiaries may reasonably expect to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Restricted Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

     Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance of any Letter of Credit under this Agreement.


                                    ARTICLE 5

                                GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):


     Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower shall, and shall cause each of its Restricted Subsidiaries to:

     (a) except as otherwise permitted by SECTION 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

     Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower and its Restricted Subsidiaries shall (a) engage solely in the businesses set forth in SECTION 4.1(d) hereof, and (b) comply in all material respects with the requirements of all Applicable Law, including, without limitation, all Applicable Environmental Laws.

     Section 5.3 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, ordinary wear and tear excepted, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower shall, with respect to its consolidated financial statements, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Restricted Subsidiaries shall maintain a fiscal year ending on December 31.

     Section 5.5 INSURANCE. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability or as the Lenders may reasonably request from time to time. The Borrower shall maintain key-person life insurance in amounts and with respect to executives of the Borrower as the Lenders shall require.

     Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books and records of such Person in accordance with GAAP, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7 VISITS AND INSPECTIONS. Subject to Applicable Law dealing with patient confidentiality, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time to (a) visit and inspect the properties of the Borrower and each of its Restricted Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable,
(b) inspect and make extracts from and copies of the Borrower's and each of its Restricted Subsidiaries' books and records, and (c) discuss with the Borrower's and each of its Restricted Subsidiaries' directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects; provided, however, any information obtained by the Administrative Agent or any Lender shall be handled pursuant to the confidentiality provisions of SECTION 11.14 hereof. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours after reasonable notice. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender.

     Section 5.8 PAYMENT OF INDEBTEDNESS. Subject to SECTION 5.6 hereof, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

     Section 5.9 USE OF PROCEEDS. The Borrower shall use the proceeds of Advances and Letters of Credit for the Regency Tender, other acquisitions permitted hereunder, working capital, capital expenditures, and for other general corporate purposes, to repay the Indebtedness outstanding under the Existing Credit Agreement, and to repay other Indebtedness to the extent not prohibited hereby.

     SECTION 5.10  INDEMNITY.

     (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, TRUSTEES,

EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING REASONABLE ALLOCATED COSTS AND EXPENSES OF IN-HOUSE COUNSEL) FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR THE VIOLATION OR ASSERTED VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY APPLICABLE LAW, INCLUDING ANY APPLICABLE ENVIRONMENTAL LAW), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF OR ANY PARTICIPATIONS IN THE ADVANCES OR THE LETTER OF CREDIT AND THE MANAGEMENT OF THE ADVANCES, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR THE LETTER OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY FROM AN INDEMNITEE THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND
(ii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

     (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE BORROWER'S STOCKHOLDERS ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION 5.10 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     Section 5.11 CAREERSTAFF SUBSIDIARIES. Within 15 days following any event causing the Borrower or any Restricted Subsidiary to own 100% of the capital stock of, or other equity interest in, any CareerStaff Subsidiary, the Borrower or Restricted Subsidiary, as applicable, shall cause the capital stock of, or other equity interest in, such CareerStaff Subsidiary to be pledged to the Administrative Agent pursuant to a Pledge Agreement and take such other steps as may be necessary or reasonably requested by Administrative Agent in order to cause Administrative Agent to have a perfected, first priority security interest in such capital stock or equity interest.

     Section 5.12 RESTRICTED SUBSIDIARIES. Within 15 days following the Acquisition or formation of any Restricted Subsidiary (other than Inactive Subsidiaries), the Borrower shall cause (a) the capital stock of, or other equity interest in, such Restricted Subsidiary to be pledged to the Administrative Agent pursuant to a Pledge Agreement and take such other steps as may be necessary or reasonably requested by Administrative Agent in order to cause Administrative Agent to have a perfected, first priority security interest in such capital stock or equity interest and (b) such Restricted Subsidiary to become party to a Subsidiary Guaranty and deliver such evidence of corporate authority as may be reasonably requested by Administrative Agent in connection therewith.

     Section 5.13 LANDLORD LIENS. The Borrower shall seek to obtain a landlord lien waiver or subordination, in form and substance satisfactory to the Administrative Agent, from the lessor of any facility leased to a Restricted Subsidiary which has been granted a security interest in the accounts receivable relating to such leased facility and which security interest is not, by its terms, subordinated to the lien of the Administrative Agent granted by the Account Security Agreement.


                                    ARTICLE 6

                              INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

     Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within 60 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated and consolidating statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter and all of which shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Restricted Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2 COMPLIANCE CERTIFICATES. At the time financial statements are furnished pursuant to SECTION 6.1 hereof, a Compliance Certificate:

     (a) setting forth at the end of such period, certifications and arithmetical calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the requirements of SECTIONS 7.1(i), 7.1(j), 7.1(k), 7.3(i), 7.3(j), 7.5, 7.9, 7.10, 7.11 and 7.12
hereof, which shall be substantially in the form of EXHIBIT G hereto;

     (b) setting forth the aggregate amount of outstanding Advances and Reimbursement Obligations; and

     (c) stating that, to the best of his or her knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

     Section 6.3   COPIES OF OTHER REPORTS AND NOTICES.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any of its Restricted Subsidiaries by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in SECTION 6.2 hereof, and, if requested by the Administrative Agent, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any of its Restricted Subsidiaries to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any of its Restricted Subsidiaries with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any of its Restricted Subsidiaries;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of Indebtedness or other security of the Borrower or any of its Restricted Subsidiaries in excess of $3,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Operating Lease has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any party to any Capitalized Lease Obligations has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder,
(iv) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any of its Restricted Subsidiaries under any material agreement or instrument other than this Agreement to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of their properties may be bound, or (v) any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon receipt thereof, copies of any notices received from any Governmental Authority relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with Applicable Laws and which is reasonably likely to (i) result in the payment of money by the Borrower or any of its Restricted Subsidiaries in an amount of $3,000,000 or more in the aggregate, (ii) otherwise have a Material Adverse Effect, or (iii) result in the loss or suspension of any material Necessary Authorization;

     (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Borrower, any of its Restricted Subsidiaries, or any of their respective properties or businesses; and

     (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Restricted Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

     Section 6.4 NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all proceedings and investigations by or before any Governmental Authority, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $3,000,000 in the aggregate (after deducting the amount with respect to which the Borrower or any of its

Restricted Subsidiaries is insured), against or in any other way relating directly to the Borrower, any of its Restricted Subsidiaries, or any of their properties or businesses;

     (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any of its Restricted Subsidiaries, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

     Section 6.5   ERISA REPORTING REQUIREMENTS.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) If requested by the Administrative Agent, promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor or the Internal Revenue Service, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan of which the Borrower or any member of its Controlled Group is the "plan sponsor";

     (c) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Multiemployer Plan concerning the assessment of withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (d) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing which would in either case, result in a liability to the Borrower or to any member of its Controlled Group in excess of $3,000,000;

     (e) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA or that the PBGC intends to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, and a copy of any such notice received from or filed with the PBGC; and

     (f) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan or foreign employee benefit plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 7.1 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b)  Accounts payable incurred in the ordinary course of business;

     (c) Endorsement in the ordinary course of business of negotiable instruments for deposit or collection;

     (d) Indebtedness which is described on SCHEDULE 7 hereto (but no increases in the principal amount permitted to be borrowed thereunder), including renewals or refinancings (but no increases except with respect to accounts payable, accrued compensation, accrued property and payroll taxes, accrued workers' compensation, other accrued liabilities, income taxes payable, and deferred current and long-term taxes) thereof; provided, that no such renewal or refinancing shall result in any change to the terms of the Indebtedness being renewed or refinanced which the Lenders deem materially adverse to them (including, without limitation, relating to events of default, acceleration rights, interest rates, maturity date, amortization, subordination, covenants, prohibition against amending any Loan Document and definitions with respect thereto);

     (e) Subordinated Debt which has been approved in writing by the Determining Lenders, provided no Default or Event of Default shall exist prior to and after giving effect to the issuance thereof;

     (f) Guaranties by the Borrower of any of its Restricted Subsidiaries' obligations (i) as lessee under lease agreements and (ii) in respect of Indebtedness otherwise permitted pursuant to this SECTION 7.1;

     (g) the Guaranty by any of the Borrower's Restricted Subsidiaries (other than Mediplex) of Mediplex's obligations under the Convertible Indenture, provided, that such Guaranty shall be validly and effectively subordinated to the prior payment in full of the Obligations on terms and pursuant to documentation approved in writing by the Determining Lenders;

     (h)  Indebtedness evidenced by the Intercompany Line of Credit;

     (i) Guaranties by the Borrower and Indebtedness pursuant to letters of credit in respect of obligations of Foreign Subsidiaries as lessees under Operating Leases (such Guaranty obligation to be calculated as an amount equal to the product of rental expense for the four fiscal quarters immediately preceding the date of calculation subject to the terms of the Guaranty multiplied by eight), (i) set forth on SCHEDULE 11 hereto and (ii) other such Guaranties and Indebtedness pursuant to such letters of credit, together with Investments made pursuant to SECTION 7.3(j) which are in Foreign Entities and Acquisition Consideration for all Foreign Subsidiaries pursuant to
SECTION 7.5(c), not to exceed $5,000,000 in aggregate principal amount;

     (j) mortgage Indebtedness and sale and leaseback transactions in respect of real property, improvements and related personal property owned or leased by the Borrower and its Restricted Subsidiaries (i) set forth on SCHEDULE 12 hereto and (ii) other mortgage Indebtedness and such sale and leaseback transactions in an aggregate principal amount not in excess of $5,000,000;

     (k) other Indebtedness (i) not to exceed $5,000,000 in aggregate principal amount outstanding at any time and (ii) provided such Indebtedness is related to an Acquisition permitted by SECTION 7.5, not to exceed $15,000,000 in aggregate principal amount outstanding at any time.

     Section 7.2   LIENS.  The Borrower shall not, and shall not permit any of
(a) its Restricted Subsidiaries to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens, or (b) its Subsidiaries to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of the capital stock of, or other equity interest in, any Subsidiary of such Subsidiary. Except with respect to this Agreement, the Borrower shall not, and shall not permit any of (a) its Restricted Subsidiaries to, enter into, or be subject to, a Negative Pledge (except for Negative Pledges covering assets subject to Permitted Liens, or (b) its Subsidiaries to, enter into, or be subject to, a Negative Pledge with respect to any of the capital stock of, or other equity interest in, any Subsidiary of such Subsidiary.

     Section 7.3 INVESTMENTS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America or any agency thereof and maturing in three years or less of the date of purchase;

     (b) Commercial paper maturing not more than 1 year from the date of creation and having a rating of P-1/A-1 or equivalent by Moody's Investors Service or Standard & Poor's Ratings Services, a Division of McGraw-Hill, Inc., a New York corporation, respectively;

     (c) Accounts receivable that arise in the ordinary course of business and are payable on standard terms or which have been converted to a note receivable;

     (d) Investments in demand deposit accounts, certificates of deposit and time deposits maturing within 1 year from the date of acquisition, in each case issued by a bank organized or licensed under the laws of the United States of America or any state thereof and having capital and surplus of at least $500,000,000;

     (e)  Investments in existence on the Agreement Date which are described on
SCHEDULE 6 hereto;

     (f) the Liberty Loan, provided that the Liberty Note is pledged in favor of the Administrative Agent pursuant to a Security Agreement;

     (g) Investments by Borrower in one or more Restricted Subsidiaries (other than Inactive Subsidiaries); PROVIDED THAT, (i) any such Restricted Subsidiary is subject to the provisions hereof, (ii) any such Restricted Subsidiary is or immediately becomes party to a Subsidiary Guaranty and the Intercompany Line of Credit, (iii) all of the capital stock of, or other equity interest in, such Restricted Subsidiary (other than CareerStaff Subsidiaries unless otherwise required by SECTION 5.11) is pledged pursuant to a Pledge Agreement, as applicable, and (iv) to the extent such Investment is in the form of a loan or advance, the obligation to repay such loan or advance is recorded on the books and records of such Restricted Subsidiary in form and with detail satisfactory to the Lenders;

     (h) Investments by CareerStaff Management, Inc. in one or more CareerStaff Subsidiaries; PROVIDED THAT, (i) such CareerStaff Subsidiary is subject to the provisions hereof, (ii) such CareerStaff Subsidiary is or immediately becomes party to a Subsidiary Guaranty, (iii) the indebtedness owing to CareerStaff Management, Inc. by such CareerStaff Subsidiary is evidenced by a promissory note which has been delivered to, and endorsed in favor of, Administrative Agent and (iv) to the extent required by SECTION 5.11, all of the capital stock of, or other equity interest in, such CareerStaff Subsidiary is pledged pursuant to a Pledge Agreement;

     (i) Assisted Living Investments not to exceed $50,000,000 in aggregate amount; and

     (j) other Investments primarily related to the business of providing healthcare services, including nursing care, rehabilitation therapy and other specialized healthcare services (i) in Domestic Entities after the Agreement Date (A) set forth on SCHEDULE 13 hereto and (B) other such Investments not to exceed $5,000,000 in aggregate principal amount, and (ii) in Foreign Entities
(A) set forth on SCHEDULE 11 hereto and (B) such other Investments, together with the aggregate Acquisition Consideration for all Foreign Subsidiaries acquired pursuant to

SECTION 7.5(c) hereof and obligations incurred in respect of Guaranties and letters of credit pursuant to SECTION 7.1(i) hereof which are not set forth on
SCHEDULE 11 hereto, not to exceed $5,000,000 in aggregate principal amount.

     Section 7.4 LIQUIDATION, DISPOSITION OF ASSETS, MERGER, NEW SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than (i) immaterial assets sold or otherwise disposed of in the ordinary course of business, (ii) sales by the Borrower or any of its Restricted Subsidiaries of assets to the Borrower or any other of its Restricted Subsidiaries, (iii) liquidations or dissolutions of Foreign Subsidiaries or Inactive Subsidiaries, (iv) sales of the facilities set forth on SCHEDULES 8 and 9 hereto, (v) sales of assets permitted by Section 7.16 hereof, (vi) voluntary dissolutions or liquidations of CareerStaff Subsidiaries, or (vii) other sales, leases, transfers or other dispositions of assets for full and fair consideration pursuant to arm's-length transactions, except that to the extent that the aggregate book value of assets sold during the term of this Agreement exceeds $1,000,000, the Net Cash Proceeds of such excess sales are applied as required pursuant to SECTION 2.5(c) hereof.

     (b) enter into any merger or consolidation except that (i) any of the Borrower's Restricted Subsidiaries may merge with the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) any of the Borrower's Restricted Subsidiaries may merge with one or more of the Borrower's other Restricted Subsidiaries, (iii) any of the Borrower's Restricted Subsidiaries may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (A) the continuing or surviving corporation shall constitute a Restricted Subsidiary and
(B) no Default or Event of Default shall exist hereunder, and (iv) the Borrower may merge or consolidate with any other corporation, provided that immediately after giving effect to such merger or consolidation (A) the Borrower shall be the continuing or surviving corporation and (B) no Default or Event of Default shall exist hereunder; or

     (c) create or acquire any Restricted Subsidiary, except for Acquisitions by the Borrower and its Restricted Subsidiaries permitted by SECTION 7.5 hereof.

     Section 7.5 ACQUISITIONS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make, in one or more transactions, any
(a) Acquisition during the fiscal year ending on December 31, 1997 (excluding the Regency Tender and the Regency Merger), unless (i) the Acquisition is of a Restricted Subsidiary or of the assets of a Domestic Entity, (ii) the Acquisition (A) is set forth on SCHEDULE 14 hereto or (B) the aggregate Acquisition Consideration for all Acquisitions not set forth on SCHEDULE 14 hereto does not exceed $5,000,000 in principal amount, and (iii) such Restricted Subsidiary becomes a party to a Subsidiary Guaranty and the Intercompany Line of Credit and all the capital stock of, or other equity interest in, such Restricted Subsidiary (other than CareerStaff Subsidiaries unless otherwise required by SECTION 5.11) and its Restricted Subsidiaries (other than CareerStaff Subsidiaries unless otherwise required by SECTION 5.11) shall be pledged pursuant to a Pledge Agreement; or (b) Acquisition of a Foreign Subsidiary, unless (i) the Acquisition is set forth on SCHEDULE 11 hereto or
(ii) if the Acquisition Consideration for all Acquisitions not set forth on

SCHEDULE 11 hereto, together with the aggregate amount of obligations incurred in respect of Guaranties and letters of credit pursuant to SECTION 7.1(i) hereof and Investments made pursuant to SECTION 7.3(j) which are in Foreign Entities, does not exceed $5,000,000, and (iii) to the extent such Foreign Subsidiary is not a Subsidiary of a Foreign Subsidiary, an amount of the capital stock of such Foreign Subsidiary necessary to cause the Administrative Agent to have a security interest in, and pledge of, all of the capital stock of, or other equity interest in, such Foreign Subsidiary owned by the pledgor or such lesser amount such that in any case not more than 66% of all of the capital stock of, or other equity interest in, such Foreign Subsidiary, shall be pledged pursuant to a Foreign Subsidiary Pledge Agreement.

     Section 7.6 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment other than Permitted Restricted Payments; provided, however, that no Permitted Restricted Payments set forth in clause (d) of the definition thereof shall be made if, immediately after giving effect to any such payments, a Default or Event of Default would exist hereunder.

     Section 7.7 AFFILIATE TRANSACTIONS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time engage in any transaction with any of its Affiliates, nor make an assignment or other transfer of any of its assets or properties to any such Affiliate, on terms materially less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business).

     Section 7.8 COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group taken as a whole, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Pension Plan (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Pension Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, by $3,000,000.

     Section 7.9 FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1 on the last day of the fiscal quarter ending September 30, 1997.

     Section 7.10 LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio to be greater than 6.25 to 1 on the last day of the fiscal quarter ending September 30, 1997.

     Section 7.11 TOTAL DEBT TO CAPITALIZATION RATIO. The Borrower shall not permit the Total Debt to Capitalization Ratio to be greater than 0.75 to 1 on the last day of the fiscal quarter ending September 30, 1997.

     Section 7.12 SALE OR DISCOUNT OF RECEIVABLES. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section 7.13 AMENDMENT AND MODIFICATION OF INSTITUTIONAL DEBT DOCUMENTS. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of any of the documents governing or evidencing any Institutional Debt, which (i) the Determining Lenders deem material (including, without limitation, relating to events of default, acceleration rights, interest rates, maturity date, amortization, subordination, covenants, prohibition against amending any Loan Document and definitions with respect thereto) or (ii) places any further restrictions on the Borrower or any of its Restricted Subsidiaries or increases the obligations of the Borrower or any of its Restricted Subsidiaries thereunder or confers on the holders thereof any additional rights.

     Section 7.14 INDEBTEDNESS OF SUN INTERNATIONAL. Until the Borrower shall cease to own, as a result of an initial public offering of the capital stock of Sun International, a number of shares of the capital stock of Sun International having ordinary voting power to elect a majority of Sun International's board of directors, the Borrower shall not permit Sun International to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist, any Indebtedness except Indebtedness to the Borrower.

     Section 7.15 INTERCOMPANY LINE OF CREDIT. The Borrower shall not reduce the aggregate principal amount available to Restricted Subsidiaries under the Intercompany Line of Credit below $500,000,000.

     Section 7.16 SALE AND LEASEBACK. Except for (a) the sale and leaseback of those facilities set forth on SCHEDULE 8 hereto and (b) sale and leaseback transactions entered into in connection with Assisted Living Investments permitted pursuant to SECTION 7.3(i) hereof and subject to the limitations thereof, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets except (i) as set forth on SCHEDULE 8 hereto and (ii) other sale and leaseback transactions and mortgage Indebtedness incurred pursuant to SECTION 7.1(j) hereof not to exceed $5,000,000 in aggregate amount.

     Section 7.18 CAREERSTAFF SUBSIDIARIES. Notwithstanding anything contained to the contrary in SECTION 7.5 hereof, the Borrower shall not permit any CareerStaff Subsidiary to have Subsidiaries.

                                    ARTICLE 8

                                     DEFAULT

     Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made;

     (b) The Borrower shall default in the payment of (i) any interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the Loan Documents, when due, which Default is not cured within one Business Day from the date such payment became due by payment of such late amount, or (ii) any principal under any of the Notes when due;

     (c) The Borrower or any of its Restricted Subsidiaries shall default in the performance or observance of any agreement or covenant contained in
SECTION 5.1, 5.9, 6.4(b) or ARTICLE 7 hereof;

     (d) The Borrower or any of its Restricted Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this SECTION 8.1, and such default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Borrower or such Restricted Subsidiary;

     (e) There shall occur any default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) in any of the Loan Documents (other than this Agreement);

     (f) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking
(i) relief in respect of the Borrower or any of its Restricted Subsidiaries, or a substantial part of the property or the assets of the Borrower or any of its Restricted Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or (iii) the winding up or liquidation of the affairs of the Borrower or any of its Restricted Subsidiaries, and any such proceeding or petition shall continue unstayed and in effect for a period of thirty consecutive days;

     (g) The Borrower or any of its Restricted Subsidiaries shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Restricted Subsidiaries or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally, to pay its debts as they become due, or (vi) take any action in furtherance of any such action;

     (h) A final judgment or judgments shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $3,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower and its Restricted Subsidiaries subject to other such process, exceeds in value $3,000,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $3,000,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $3,000,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $3,000,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $1,000,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan in excess of $3,000,000 without the prior written consent of the Determining Lenders, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts;
(iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or
Section 302 of ERISA which would result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA; or (v) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (h) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (iv) through (v) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the amount of liability that the Borrower or any member of its Controlled Group reasonably is likely to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed, with respect to any Pension Plan, by the actuary of the Pension Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Pension Plan, resulting from or otherwise associated with such event exceeds $3,000,000;

     (j) All or any material portion of the Collateral or the Loan Documents shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents), or there shall exist any litigation or threatened litigation with respect to all or any material portion of the Collateral or the Loan Documents, or any Person shall challenge in any manner whatsoever the validity or enforceability of all or any material portion of the Loan Documents;

     (k) The Borrower or any of its Restricted Subsidiaries shall default in the payment of any Indebtedness in an aggregate amount of $3,000,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period (or any event thereunder shall occur and be continuing), if the effect of such default or event is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to (i) cause such Indebtedness to become due or prepaid prior to its date of maturity or (ii) require the Borrower or any of its Restricted Subsidiaries to purchase or redeem such Indebtedness;

     (l)  A Change of Control shall occur;

     (m) Any Necessary Authorization shall be revoked, the revocation of which could result in a Material Adverse Effect; or there shall occur a default under any Necessary Authorization by the Borrower or any of its Restricted Subsidiaries beyond any applicable grace period, which default could result in a Material Adverse Effect; or any proceedings shall in any way be brought by any Person to challenge the validity or enforceability of any Necessary Authorization or seeking the revocation, suspension or cancellation of such Necessary Authorization and such proceeding is not contested in good faith by appropriate proceedings and an adverse determination in such proceeding could result in a Material Adverse Effect;

     (n) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in all material respects, or any such party shall so state in writing;

     (o) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (other than Permitted Liens which are not Consensual Liens) in any Collateral;

     (p) The Borrower or any of its Restricted Subsidiaries shall, at any time, be in default in the payment of any obligations under one or more Operating Leases beyond any grace period provided with respect thereto and the aggregate amount of payments in default shall equal or exceed $500,000;

     (q) Except for Permitted Restricted Payments, any event shall occur in respect of any Subordinated Debt, the result of which would obligate the Borrower or any of its Restricted Subsidiaries to purchase, prepay or redeem all or any portion of such Subordinated Debt; or

     (r) In a bankruptcy or insolvency proceeding or in other proceedings under similar law now or hereafter in effect involving a Foreign Subsidiary of the Borrower, (i) any claim is made by any Person against the Borrower or any of its Restricted Subsidiaries or any asset owned by the Borrower or any of its Restricted Subsidiaries and such claim or claims, in the aggregate, could result in a Material Adverse Effect, or (ii) any claim is made to consolidate such proceeding of the Foreign Subsidiary with the Borrower or any of its Restricted Subsidiaries.

     Section 8.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

     (a) With the exception of an Event of Default specified in SECTION 8.1(f) OR (g) hereof, the Administrative Agent shall (i) upon the direction of the Lenders whose Revolving Credit Specified Percentages aggregate at least 51%, terminate the Revolving Credit Commitment, and/or (ii) upon direction of the Determining Lenders, declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in SECTION 8.1(f) OR (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Revolving Credit Commitment shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may (or, upon the direction of the Determining Lenders, shall) demand upon the Borrower, and forthwith upon such demand (but in the case of an Event of Default specified in SECTION 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Agent or any other Lender), the Borrower shall pay to the Administrative Agent in same day funds at the office of the Administrative Agent in such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) Subject to the terms and provisions of the Loan Documents, the Administrative Agent and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

     (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 9

                            CHANGES IN CIRCUMSTANCES

     Section 9.1 LIBOR BASIS DETERMINATION INADEQUATE. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that
(i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

     Section 9.2 ILLEGALITY. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower, and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender or contrary to its policies. Upon receipt of such notice by the Borrower, notwithstanding anything contained in ARTICLE 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in ARTICLE 2 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment, and such Base Rate Advance shall be payable on the same date or dates as the affected LIBOR Advances of such Lender would have otherwise been due and payable but for this SECTION 9.2.

     Section 9.3   INCREASED COSTS.

     (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to SECTION 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender given by the Borrower, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under
SECTION 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment, and such Base Rate Advance shall be payable on the same date or dates as the LIBOR Advances of such Lender would have otherwise been due and payable but for this
SECTION 9.3.

     Section 9.4 BASE RATE ADVANCES RATHER THAN LIBOR ADVANCES. If notice has been given pursuant to SECTION 9.1, 9.2 OR 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

     Section 9.5 CAPITAL ADEQUACY. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or
(b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Commitments or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender upon the Borrower, subject to
SECTION 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitments hereunder. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes.


                                   ARTICLE 10

                             AGREEMENT AMONG LENDERS

     Section 10.1 AGREEMENT AMONG LENDERS. The Lenders agree among themselves that:

     (a) ADMINISTRATIVE AGENT. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. Neither the Administrative Agent nor any Co-Agent shall have any fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent under the Loan Documents are merely mechanical and administrative in nature.

     (b) REPLACEMENT OF ADMINISTRATIVE AGENT. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of all Lenders (other than the Administrative Agent), then the Lender appointed by the other Lenders (with the consent of the Borrower, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. If the Administrative Agent also then serves in the capacity of the Issuing Bank, such resignation or removal shall constitute resignation or removal of the Issuing Bank and the successor Administrative Agent shall serve in the capacity of the Issuing Bank; provided, however, if the Administrative Agent also serves in the capacity of the Issuing Bank and no successor Administrative Agent is appointed, the retiring Administrative Agent shall remain as the Issuing Bank. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     (c) EXPENSES. Each Lender shall pay its pro rata share, based on its Total Specified Percentage, of any expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

     (d) DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) LIMITATION OF ADMINISTRATIVE AGENT'S LIABILITY. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and reasonably believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution (other than its own due execution) of any of the Loan Documents by any other Person, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents by any other Person, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT AND EACH CO-AGENT, PRO RATA ACCORDING TO ITS TOTAL SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT (IN ITS CAPACITY AS ADMINISTRATIVE AGENT AND NOT AS A LENDER) OR ANY CO-AGENT (IN ITS CAPACITY AS A CO-AGENT AND NOT AS A LENDER) IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT (IN ITS CAPACITY AS ADMINISTRATIVE AGENT AND NOT AS A LENDER) OR ANY CO-AGENT (IN ITS CAPACITY AS A CO-AGENT AND NOT AS A LENDER) UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT OR ANY CO-AGENT), EXCEPT TO THE EXTENT THE SAME RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT OR ANY CO-AGENT.

     (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and Note issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of their Affiliates, and any Person who may do business with or own securities of the Borrower or any of their Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 10.2 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in SECTIONS 4.1(j), 6.1 AND 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 10.3 BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1  NOTICES.

     (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)      If to the Borrower, at:

                   Sun Healthcare Group, Inc.
                   101 Sun Lane, N.E.
                   Albuquerque, New Mexico  87109
                   Attn:   Chief Financial Officer

          (ii)     If to the Administrative Agent, at:

                   NationsBank of Texas, N.A.
                   901 Main Street, 67th Floor
                   Dallas, Texas  75202
                   Attn:   Steven A. Deily, Senior Vice President

          (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 11.2  EXPENSES.  The Borrower shall promptly pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and attorneys' fees of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Documents; and

     (c) all costs, out-of-pocket expenses and attorneys' fees (including the reasonable allocated costs of in-house counsel) of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, and all costs and out-of-pocket expenses of collection if default is made in the payment of the Notes, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Agent and any Lender, and administrative fees for the Administrative Agent.

     Section 11.3 WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance and the Issuing Bank expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or by the Issuing Bank to issue any additional Letters of Credit or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower.

     Section 11.4 DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. Any material determination required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

     Section 11.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by SECTION 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Note shall be subject to pro rata treatment according to its Total Specified Percentage of all Obligations and other liabilities hereunder.

     Section 11.6  ASSIGNMENT.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) A Lender may at any time sell participations in all or any part of its Advances (collectively, "PARTICIPATIONS") to any banks or other financial institutions ("PARTICIPANTS") provided that (i) each such sale of a Participation in any bank or other financial institution not an affiliate of the selling Lender shall be subject to the prior written consent of the Borrower, which consent shall not be unreasonably withheld, (ii) any Lender selling a Participation to any bank or other financial institution not an Affiliate of the selling Lender shall give the Administration Agent and the Borrower notice of any such proposed sale no later than 10 days prior to any such sale, and
(iii) such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (A) any increase in the commitment of any Participant; or
(B)(1) the extension of the date of maturity of, or (2) the extension of the due date for any payment of principal, interest or fees respecting, or (3) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (4) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations, or change in Applicable

Base Rate Margin or the Applicable LIBOR Rate Margin; or (C) the release of security for the Obligations, including without limitation any guarantee; or
(D) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agree that the Participants shall be entitled to the benefits of
ARTICLE 9 and SECTION 11.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agree that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation. Any Lender selling a Participation to an Affiliate hereunder shall give prompt notice thereof to the Borrower and the Administrative Agent.

     (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be subject to the prior written consent of NationsBank of Texas, N.A. (which consent shall not be unreasonably withheld), (ii) each such assignment shall be subject to the prior written consent of the Administrative Agent and Borrower, which consent shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the Borrower shall be required for any assignment
(A) during any time that an Event of Default has occurred and is continuing,
(B) to an Affiliate of a Lender, or (C) to an existing Lender hereunder),
(iii) no such assignment shall be in an amount of Commitments less than $10,000,000, unless the Commitments of the assigning Lender are less than $10,000,000, in which case such assignment may be in an aggregate amount of such Lender's Commitments, (iv) the assigning Lender, Administrative Agent and the Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT H hereto, together with the Notes subject to such assignment, (v) the Eligible Assignee or the assigning Lender, as the case may be, shall deliver to the Administrative Agent a processing fee of $3,500, and
(vi) except as otherwise waived by the Borrower, the Administrative Agent shall give the Borrower notice of any proposed assignment no later than 10 days prior to any assignment. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the Administrative Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

     (e) Notwithstanding anything in clause (d) above to the contrary, (i) any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; and (ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon the Borrower's receipt of an Assignment Agreement executed by NationsBank and an Eligible Assignee, and any Note or Notes subject to such assignment, the

Borrower shall, within three Business Days after the Borrower's receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances, Reimbursement Obligations and Commitments assigned to it pursuant to such Assignment Agreement and new Notes to the order of the Administrative Agent in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of EXHIBIT A, B, C, or D hereto, as applicable.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the Eligible Assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

     (h) Except as specifically set forth in this SECTION 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan documents.

     (i) Notwithstanding anything in this SECTION 11.6 to the contrary, no Eligible Assignee or Participant shall be entitled to receive any greater payment under SECTION 2.15 or SECTION 9.3 than such assigning or participating Lender or any other Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

     (j) THE REGISTER. The Administrative Agent shall maintain at its address referred to in SECTION 11.1 a copy of each Assignment Agreement delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Specified Percentages of the Lenders, whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment Agreement and the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, to the extent permitted by Applicable Law, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section 11.10 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11 AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or reduce the rate of or extend the due date of any fee payable hereunder or extend the due date of any other amount owing under any Loan Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement) or otherwise amend any Collateral Documents in a manner which would adversely affect the rights of the Lenders , or
(iv) reduce the fees payable hereunder, or (v) revise this SECTION 11.11, or
(vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of "Determining Lenders", "Revolving Credit Specified Percentage", "Facility A Term Loan Specified Percentage", "Facility B Term Loan Specified Percentage" or "Facility C Term Loan Specified Percentage" or "Total Specified Percentage"; or (viii) amend the definition of "Maturity Date" or otherwise extend the Maturity Date; (b) without the consent of the Administrative Agent, if it would alter the rights, duties or obligations of the Administrative Agent; or (c) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Notwithstanding anything in this Agreement to the contrary, no amendment, waiver or consent (a) that changes the allocations of payments between the Facility A Term Loan Advances, the Facility B Term Loan Advances and the Facility C Term Loan Advances may be made without the express written consent of the following: the Lenders holding more than 50% of all outstanding Facility A Term Loan Advances, the Lenders holding at least 50% of all outstanding Facility B Term Loan Advances, and the Lenders holding at least 50% of all outstanding
Facility C Term Loan Advances, or (b) with respect to SECTION 2.5(c), 2.5(d), or 2.5(e) shall be made without the consent of any combination of Lenders whose Total Specified Percentages aggregate at least 66-2/3%. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

     Section 11.12 EXCEPTION TO COVENANTS. Neither the Borrower nor any of its Subsidiaries shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13 NO LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14 CONFIDENTIALITY. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process,

(b) to counsel for any Lender or the Administrative Agent, (c) to bank examiners, regulatory bodies, auditors or accountants of any Lender, (d) to the Administrative Agent or any Lender or any affiliate of any Lender, (e) in connection with any litigation to which any one or more of the Lenders is a party, (f) to the extent necessary in connection with the exercise of any rights or remedies under this Agreement or any other Loan Document, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or
(ii) pursuant to legal process, or (g) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or direct or indirect contractual counterparties in swap agreements or such swap counterparties' professional advisors agree to handle such information confidentially.

     Section 11.15 NO NOVATION. This Agreement is not a novation of the "Obligations" (as defined in the Existing Credit Agreement). All terms and provisions of this Agreement supersede in their entirety the Existing Credit Agreement. All Liens covering the Collateral, or any part thereof, under the collateral documents executed in connection with the Existing Credit Agreement shall remain valid, binding and enforceable Liens against the Persons which granted such Liens.

     Section 11.16 NO DUTIES OF CO-AGENTS. The Borrower and the Lenders acknowledge that the Co-Agents have no duties, responsibilities or liabilities in their capacities as Co-Agents hereunder.

     SECTION 11.17 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.

     SECTION 11.18 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED

THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 11.19 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

                              SUN HEALTHCARE GROUP, INC.


                              By:
                                 -----------------------------------------------
                                   Robert Woltil
                                   Senior Vice President/Chief Financial Officer



                              NATIONSBANK OF TEXAS, N.A., as
                              Administrative Agent, a Lender and as Issuing Bank


                              By:
                                 -----------------------------------------------
                                   Steven A. Deily
                                   Senior Vice President

                              901 Main Street, 67th Floor
                              Dallas, Texas  75202
                              Attn:     Steven A. Deily
                                        Senior Vice President



                              BANK OF AMERICA NT&SA, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Anthony L. Trunzo
                                   Vice President

                              555 South Flower Street, 11th Floor
                              Los Angeles, California 90071
                              Attn:     Lucy B. Nixon

                              SCOTIABANC INC., as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Dana Maloney
                                   Relationship Manager

                              600 Peachtree Street, N.E., Suite 2700
                              Atlanta, Georgia 30308-2214
                              Attn:     Dana Maloney



                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   John E. Beckwith
                                   Vice President

                              US Corporate Banking Division
                              1251 Avenue of the Americas, 12th Floor
                              New York, New York 10020-1104




                              CREDIT LYONNAIS NEW YORK BRANCH, as a Co-Agent and as a Lender



                              By:
                                 -----------------------------------------------
                                   Farboud Tavangar
                                   First Vice President

                              1301 Avenue of the Americas, 18th Floor
                              New York, New York 10019-6022
                              Attn:     Evan S. Wasser
                                        Vice President

                              CREDIT SUISSE FIRST BOSTON, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Robert B. Potter
                                   Vice President


                              By:
                                 -----------------------------------------------
                                   Christian Bourqui
                                   Associate

                              11 Madison Avenue, 20th Floor
                              New York, New York 10010
                              Attn:     Robert B. Potter



                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Koh Takemoto
                                   General Manager

                              350 South Grand Avenue, Suite 3000
                              Los Angeles, California 90071
                              Attn:     Koji Toriumi



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   James F. Condon

                              60 Wall Street, 22nd Floor
                              New York, New York 10260
                              Attn:     James F. Condon


                              PNC BANK, NATIONAL ASSOCIATION,
                              as a Co-Agent and as a Lender

                              By:
                                 -----------------------------------------------
                                   Karen M. George
                                   Vice President

                              2 PNC Plaza - 2nd Floor
                              620 Liberty Avenue
                              Pittsburgh, Pennsylvania 15265
                              Attn:     Karen George




                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A., "RABOBANK
                              NEDERLAND", NEW YORK BRANCH,
                              as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Robert M. Mandula
                                   Vice President


                              By:
                                 -----------------------------------------------
                                   W. Jeffrey Vollack
                                   Senior Credit Officer, Vice President

                              245 Park Avenue
                              New York, New York 10167-0062
                              Attn:     Corporate Services Department

                              with a copy to:

                              13355 Noel Road
                              One Galleria Tower, Suite 1000
                              Dallas, Texas 75240
                              Attn:     Karl F. Propst

                              THE SUMITOMO BANK, LIMITED, as a Co-Agent and as a Lender


                              By:
                                 -----------------------------------------------
                                   Goro Hirai
                                   Joint General Manager

                              777 South Figueroa Street, Suite 2600
                              Los Angeles, California 90017
                              Attn:     Gary Perkins




                              LEHMAN COMMERCIAL PAPER, INC.


                              By:
                                 -----------------------------------------------
                                   Michele Swanson
                                   Authorized Signatory

                              3 World Financial Center, 8th Floor
                              New York, New York 10285
                              Attn:     Joseph McHugh




                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By:
                                 -----------------------------------------------
                                   Kathleen Lynch
                                   Managing Director

                              1295 State Street, 1st Floor
                              Springfield, Massachusetts 01111
                              Attn:     Steven J. Katz

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By:
                                 -----------------------------------------------
                                   James R. Dingler
                                   Assistant Vice President

                              334 Madison Avenue
                              Convent Station, New Jersey 07961-0633
                              Attn:     Frank Monfalcone




                              OCTAGON CREDIT INVESTORS LOAN
                              PORTFOLIO (a unit of The Chase Manhattan Bank)


                              By:
                                 -----------------------------------------------
                                   James P. Ferguson
                                   Managing Director

                              380 Madison Avenue, 12th Floor
                              New York, New York 10017
                              Attn:     James P. Ferguson




                              KZH HOLDING CORPORATION III


                              By:
                                 -----------------------------------------------
                                   Virginia R. Conway
                                   Authorized Agent

                              c/o The Chase Manhattan Bank
                              450 West 33rd Street, 15th Floor
                              New York, New York 10001
                              Attn:     Virginia Conway

                              PARIBAS CAPITAL FUNDING LLC


                              By:
                                 -----------------------------------------------
                                   Jeffrey Yale
                                   Director

                              787 7th Avenue, 32nd Floor
                              New York, New York 10019
                              Attn:     Francois Gauvin

                              with a copy to:

                              Richard Wagman
                              State Street Bank & Trust Co.
                              Two International Place
                              Boston, Massachusetts 02110
                              Telephone:     (617) 664-5410
                              Fax:           (617) 664-5366/67/68




                              JACKSON NATIONAL LIFE INSURANCE
                              COMPANY

                              By: PPM America, Inc., as Attorney-in-Fact, on behalf of Jackson National Life Insurance Company


                              By:
                                 -----------------------------------------------
                                   Bruce D. Gorchow
                                   Executive Vice President

                              225 West Wacker Drive, Suite 1200
                              Chicago, Illinois 60606
                              Attn:     Michael DiRe or Guy Petrelli
                                        Private Placements

                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                              TRUST


                              By:
                                 -----------------------------------------------
                                   Jeffrey W. Maillet
                                   Senior Vice President and Director

                              One Parkview Plaza
                              Oakbrook Terrace, Illinois 60602
                              Attn:     Jeffrey W. Maillet




                              PFL LIFE INSURANCE COMPANY


                              By:
                                 -----------------------------------------------
                                   Gregory W. Theobald
                                   Vice President and Assistant Secretary

                              c/o AEGON USA Investment Management, Inc.
                              4333 Edgewood Road NE
                              Cedar Rapids, Iowa 52499-5335
                              Attn:     John Bailey




                              PEOPLES SECURITY LIFE INSURANCE
                              COMPANY


                              By:
                                 -----------------------------------------------
                                   Frederick B. Howard
                                   Second Vice President-Investments


                              Peoples Security Life Insurance Company
                              c/o AEGON USA Investment Management, Inc.
                              400 West Market Street
                              Louisville, Kentucky 40202
                              Attn:     Securities Department - 10th Floor


                              THE NORTHWESTERN MUTUAL LIFE
                              INSURANCE COMPANY

                              By:
                                 -----------------------------------------------
                                   Richard A. Strait
                                   Vice President

                              720 East Wisconsin Avenue
                              Milwaukee, Wisconsin
                              Attn:     Securities Department





                              OAK HILL SECURITIES FUND, L.P.

                              By: Oak Hill Securities GenPar, L.P., its General Partner

                              By: Oak Hill Securities MGP, Inc., its General Partner


                              By:
                                 -----------------------------------------------
                                   Scott Krase
                                   Vice President

                              c/o Oak Hill Advisors
                              Park Avenue Tower
                              65 East 55th Street, 32nd Floor
                              New York, New York 10022
                              Attn:     Scott Krase

                              ROYALTON COMPANY

                              By: Pacific Investment Management Company, as its Investment Advisor


                              By:
                                 -----------------------------------------------
                                   Benjamin Trosky
                                   Managing Director

                              840 Newport Center Drive
                              Newport Beach, California 92656
                              Attn:     Jason Rosiak




                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                              By:
                                 -----------------------------------------------
                                   Gilles Marchand, CFA
                                   Authorized Signatory

                              c/o Merrill Lynch Asset Management
                              800 Scudders Mill Road - Area 1B
                              Plainsboro, New Jersey 08536
                              Attn:     Gilles Marchand



                              SENIOR HIGH INCOME PORTFOLIO, INC.


                              By:
                                 -----------------------------------------------
                                   Gilles Marchand, CFA
                                   Authorized Signatory

                              c/o Merrill Lynch Asset Management
                              800 Scudders Mill Road - Area 1B
                              Plainsboro, New Jersey 08536
                              Attn:     Gilles Marchand


                              DEBT STRATEGIES FUND, INC.

                              By:
                                 -----------------------------------------------
                                   Gilles Marchand, CFA
                                   Authorized Signatory

                              c/o Merrill Lynch Asset Management
                              800 Scudders Mill Road - Area 1B
                              Plainsboro, New Jersey 08536
                              Attn:     Gilles Marchand




                              CANADIAN IMPERIAL BANK OF COMMERCE


                              By:
                                 -----------------------------------------------
                                   William Swenson
                                   Managing Director

                              51 JFK Parkway
                              Short Hills, New Jersey 07078





                              BANKBOSTON, N.A.


                              By:
                                 -----------------------------------------------
                                   Alexander Aikens
                                   Managing Director

                              100 Federal Street, Mail Stop:  01-08-05
                              Boston, Massachusetts 02110

                              CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Attorney-In-Fact and on behalf of FAFLIC


                              By:
                                 -----------------------------------------------
                                   Philip Robbins
                                   Assistant Vice President

                              125 High Street, 14th Floor
                              Boston, Massachusetts 02110
                              Attn:     Philip Robbins

                              with a copy to:

                              State Street Bank & Trust
                              Corporate Trust Department
                              Two International Place
                              Boston, Massachusetts 02110
                              Attn:     John Tavares, for the account of FAFLIC




                              PRIME INCOME TRUST


                              By:
                                 -----------------------------------------------
                                   Rafael Scolari

                              c/o Dean Witter InterCapital, Inc.
                              Two World Trade Center, 72nd Floor
                              New York, New York 10048
                              Attn:     Louis A. Pistecchia

                              DEEPROCK & CO.

                              By:  Eaton Vance Management, as Investment
                                   Advisor


                              By:
                                 -----------------------------------------------
                                   Scott H. Page
                                   Vice President

                              24 Federal Street
                              Boston, Massachusetts 02110




                              FRANKLIN FLOATING RATE TRUST


                              By:
                                 -----------------------------------------------
                                   Chauncey Lufkin
                                   Vice President and Portfolio Manager

                              777 Mariners Island Boulevard, 7th Floor
                              San Mateo, California 94404




                              ORIX USA CORPORATION


                              By:
                                 -----------------------------------------------
                                   Hiroyuki Miyauchi
                                   Executive Vice President

                              780 Third Avenue, 48th Floor
                              New York, New York 10017-7088
                              Attn:     Kiyomi Kosaka
                                        Vice President

                              PILGRIM AMERICA PRIME RATE TRUST


                              By:
                                 -----------------------------------------------
                                   Daniel A. Norman
                                   Senior Vice President

                              c/o Pilgrim America Investments, Inc.
                              Two Renaissance Square
                              40 North Central Avenue, Suite 1200
                              Phoenix, Arizona 85004-4424




                              NORTHERN LIFE INSURANCE COMPANY


                              By:
                                 -----------------------------------------------
                                   James V. Wittich
                                   Assistant Treasurer


                              100 Washington Avenue South, Suite 800
                              Minneapolis, Minnesota 55401
                              Attn:     Tim Warrick




                              MORGAN STANLEY SENIOR FUNDING, INC.


                              By:
                                 -----------------------------------------------
                                   Christopher A. Pucillo
                                   Vice President

                              1585 Broadway, 10th Floor
                              New York, New York 10036
                              Attn:     James Morgan

                              ING HIGH INCOME PRINCIPAL
                              PRESERVATION OFFERING, L.P.

                              By: ING Capital Advisors, Inc., as Investment Advisor


                              By:
                                 -----------------------------------------------
                                   Kathleen Lenarcic
                                   Vice President and Portfolio Manager

                              c/o ING Capital Advisors, Inc.
                              333 South Grand Avenue, Suite 4250
                              Los Angeles, California 90071

                                      EXHIBIT A

                                REVOLVING CREDIT NOTE


Dallas, Texas      $_______________                 October 8, 1997


    SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of ____________________________ ("Lender"), or its registered assigns, at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _____________________________ ($_______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided, together with interest, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

    Principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

    This Revolving Credit Note is issued pursuant to and evidences Revolving Credit Advances under a Credit Agreement, dated as of October 8, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Revolving Credit Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Credit Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Credit Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS REVOLVING CREDIT NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  SUN HEALTHCARE GROUP, INC.



                                  By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                      EXHIBIT B

                              FACILITY A TERM LOAN NOTE


Dallas, Texas      $_______________                 October 8, 1997


    SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of _______________________________ ("Lender"), or its registered assigns, at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _____________________________ ($_______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided, together with interest, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

    Principal of and interest on the unpaid principal balance of Facility A Term Loan Advances under this Facility A Term Loan Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

    This Facility A Term Loan Note is issued pursuant to and evidences
Facility A Term Loan Advances under a Credit Agreement, dated as of October 8, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Facility A Term Loan Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Facility A Term Loan Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Facility A Term Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Facility A Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS FACILITY A TERM LOAN NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  SUN HEALTHCARE GROUP, INC.



                                  By:
                                       ----------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                      EXHIBIT C

                              FACILITY B TERM LOAN NOTE


Dallas, Texas      $_______________                 October 8, 1997


    SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of ____________________________ ("Lender"), or its registered assigns, at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _____________________________ ($_______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided, together with interest, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

    Principal of and interest on the unpaid principal balance of Facility B Term Loan Advances under this Facility B Term Loan Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

    This Facility B Term Loan Note is issued pursuant to and evidences
Facility B Term Loan Advances under a Credit Agreement, dated as of October 8, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Facility B Term Loan Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Facility B Term Loan Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Facility B Term Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Facility B Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS FACILITY B TERM LOAN NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  SUN HEALTHCARE GROUP, INC.



                                  By:
                                       ---------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                      EXHIBIT D

                              FACILITY C TERM LOAN NOTE


Dallas, Texas      $_______________                 October 8, 1997


    SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of _____________________________ ("Lender"), or its registered assigns, at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _____________________________ ($_______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided, together with interest, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

    Principal of and interest on the unpaid principal balance of Facility C Term Loan Advances under this Facility C Term Loan Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

    This Facility C Term Loan Note is issued pursuant to and evidences
Facility C Term Loan Advances under a Credit Agreement, dated as of October 8, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Facility C Term Loan Note when due.

    The Borrower and all endorsers, sureties and guarantors of this Facility C Term Loan Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Facility C Term Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Facility C Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    THIS FACILITY C TERM LOAN NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  SUN HEALTHCARE GROUP, INC.



                                  By:
                                       ------------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                      EXHIBIT E

                                  SECURITY AGREEMENT


    THIS SECURITY AGREEMENT, dated as of October 8, 1997 (this "AGREEMENT"), is made by Sun Healthcare Group, Inc., a Delaware corporation ("DEBTOR"), in favor of NationsBank of Texas, N.A., as Administrative Agent ("ADMINISTRATIVE AGENT") for NationsBank of Texas, N.A. and each other lender a party to the Credit Agreement described below (singly, a "SECURED PARTY" and collectively, the "SECURED PARTIES").


                                      RECITALS:

    (1) Debtor, Secured Parties, and Administrative Agent have entered into a Credit Agreement, dated as of October 8, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"); the capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

    (2) It is the intention of the parties hereto that this Agreement create a first priority security interest in the Collateral (subject only to Permitted Liens) securing the payment of the obligations set forth in SECTION 2 hereof.


                                      AGREEMENT.

    NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and under the terms of the Credit Agreement, Debtor hereby agrees with Administrative Agent for its benefit and the ratable benefit of Secured Parties as follows:

    1. ASSIGNMENT AND GRANT OF SECURITY. Debtor hereby assigns and pledges to Administrative Agent for its benefit and for the ratable benefit of Secured Parties, and hereby grants to Administrative Agent for its benefit and the ratable benefit of Secured Parties a security interest in, all the entire right, title and interest of Debtor, in and to the following, whether now owned or hereafter acquired ("COLLATERAL"):

    (a) any and all (i) agreements and notes and intercompany notes representing indebtedness owing by any Subsidiary to Debtor (including, without limitation, that certain Amended and Restated Line of Credit Agreement dated as of October 8, 1997, among the Borrower and each of the Borrower's Restricted Subsidiaries that may become party thereto form time to time, as the same may from time to time be amended, modified, supplemented or restated), and (ii) that certain promissory note dated as of September 30, 1995, in the principal amount of $12,500,000, executed by Liberty Healthcare Management Group, Inc., made payable to the order of Debtor (any and all such intercompany notes and notes being the "NOTES"); and

    (b) all cash and non-cash proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this SECTION 1) and, to the extent not otherwise included, all payments under any indemnity, warranty or guaranty, payable by reason of loss with respect to any of the foregoing Collateral.

    2. SECURITY FOR OBLIGATIONS. This Agreement creates with respect to the Notes, a first priority security interest securing the payment and performance of (a) all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof of Debtor to Administrative Agent, Lenders or any Lender (or any affiliate of any Lender) arising from, by virtue of, or pursuant to the Credit Agreement, the Notes, and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals of any thereof, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to any Debtor or any other Person liable for, or whose property secures the performance of, any of the indebtedness and obligations referred to in this SECTION 2 under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding, and (b) all indebtedness and obligations incurred or arising pursuant to the provisions of this Agreement. The indebtedness referred to in this SECTION 2 is hereinafter sometimes called the "OBLIGATIONS".

    Notwithstanding any contrary provision herein or in any other Loan
Document, Debtor's maximum liability hereunder shall not exceed the Maximum Secured Indebtedness. Debtor agrees that the Obligations may at any time exceed the aggregate Maximum Secured Indebtedness of all obligors on all or any part of the Obligations, without affecting or impairing the obligation of Debtor. "MAXIMUM SECURED INDEBTEDNESS" means, with respect to Debtor as of the date of determination, the lesser of (a) the Obligations or (b) the maximum amount for which Debtor may be liable under this Agreement without such amount and Debtor's obligations under this Agreement with respect to such amount being deemed a fraudulent transfer, as determined by a bankruptcy or similar court.

    3. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

    4. DELIVERY OF SECURITY COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent. In addition, Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

    5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants, with respect to itself and the Collateral, as follows:

    (a) The Notes have been delivered and pledged to Administrative Agent, duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral.

    (b) Debtor is the legal and beneficial owner of its Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other similar document used to perfect and preserve a security interest under the Laws of any jurisdiction (a "FINANCING STATEMENT") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Agent relating to this Agreement.

    (c) This Agreement and the pledge of the Collateral pursuant hereto creates a valid and perfected security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly taken (or will be taken).

    (d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing (other than filing of financing statements pursuant to the UCC) with, any governmental authority or regulatory body is required (i) for the pledge by Debtor of the Collateral pledged by it hereunder, for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) or (iii) for the exercise by Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

    6.   FURTHER ASSURANCES.

    (a) Debtor agrees that it will, from time to time, at the expense of Debtor, execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or reasonably desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

    (b) Debtor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.

    (c) Debtor will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

    (d) In addition to such other information as shall be specifically provided for herein, Debtor shall furnish to Administrative Agent such other information with respect to the Collateral as Administrative Agent may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the security interest or the Collateral.

    7. NOTES AND THE RESTRICTED ACCOUNTS. If any Event of Default shall have occurred and be continuing, upon demand by Administrative Agent, until the Obligations are paid in full and the Commitment has terminated:

    (a)  Debtor will maintain the accounts listed as restricted accounts on
SCHEDULE I (the "RESTRICTED ACCOUNTS") with Administrative Agent into which all proceeds of the Notes shall be deposited, in the name of Debtor, but such Restricted Accounts shall be owned by Administrative Agent and shall be under the sole control and dominion of Administrative Agent.

    (b) It shall be a term and condition of each Restricted Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Restricted Account, that no amount (including interest and other proceeds of the cash and other property in the Restricted Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Debtor or any other Person from such Restricted Account.

    (c) Debtor will promptly instruct each debtor in respect of the Notes to make all payments to the Restricted Accounts.

    (d) Debtor shall not adjust, settle or compromise the amount or payment of any Note, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

Debtor understands and acknowledges that Administrative Agent may and permits Administrative Agent to remove amounts from the Restricted Accounts from time to time and use the amounts to reduce the Obligations. Notwithstanding the foregoing, upon Debtor's cure of an Event of

Default giving rise to the Restricted Accounts and upon demand by Debtor, Administrative Agent will terminate the Restricted Accounts of Debtor and return the amounts deposited therein to Debtor.

    8. TRANSFERS AND OTHER LIENS. (a) Debtor shall not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

    9. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Debtor hereby irrevocably appoints Administrative Agent attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, only after an Event of Default which is continuing and thereafter from time to time in Administrative Agent's discretion, to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

    (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

    (b) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with the Collateral,

    (c) to contact and instruct each debtor in respect of the Notes to make all payments to the Restricted Accounts, and

    (d) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Administrative Agent with respect to any of the Collateral. The appointment of Administrative Agent as attorney-in-fact is coupled with an interest and is irrevocable prior to the final payment in full of the Obligations and the expiration or termination of the obligations of all Secured Parties to extend credit to Debtor under the Credit Agreement.

    10. ADMINISTRATIVE AGENT MAY PERFORM. If Debtor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by Debtor under SECTION 12(b).

    11. ADMINISTRATIVE AGENT'S DUTIES. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Agent hereunder to act as their agent as provided herein and in the Credit Agreement, which actions hereunder, including without limitation, the administration of the Collateral, enforcement of the rights hereunder and collection of amounts secured hereby, are on behalf of, and for the ratable benefit of, the Lenders. The powers conferred on Administrative Agent hereunder are solely to protect Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to exchanges, maturities or other matters relative to any Collateral, whether or not Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property. Except as provided in this SECTION 11, Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent, and Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (ii) notify Debtor of any decline in the value of any Collateral.

    12. REMEDIES. If any Event of Default shall have occurred and be continuing:

    (a) Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "UCC"), and also may (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all records with respect to all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties and (ii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by Law, at least ten days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    (b) All cash proceeds received by Administrative Agent or any Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied, as follows:

    FIRST: To the payment of all reasonable out-of-pocket costs and reasonable expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and reasonable disbursements;

    SECOND: To the payment of the Obligations to be distributed pro rata to each Secured Party based upon the percentage that the amount of the Obligations owing to each Secured Party bears to the total unpaid amount of the Obligations (with Debtor remaining liable for any deficiency); and

    THIRD: To the extent of the balance (if any) of such proceeds, to Debtor or other Person legally entitled thereto.

    (c) All payments received by Debtor under or in connection with any Collateral shall be received in trust for the benefit of Administrative Agent, and on demand by Administrative Agent shall be segregated from other funds of Debtor and shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary indorsement).

    13. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    14. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the final payment in full of the Obligations and all amounts payable under this Agreement and (y) the expiration or termination of the obligations of all Secured Parties to extend credit to Debtor under the Credit Agreement, (ii) be binding upon Debtor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Administrative Agent, Secured Parties and their respective successors, transferrees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the obligations of all Secured Parties to extend credit to Debtor under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Administrative Agent will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

    15. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, DEBTOR AGREES THAT THE

STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

    16. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE SECURED PARTIES AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH SECURED PARTY ENTERING INTO THE CREDIT AGREEMENT.

    17. ADMINISTRATIVE AGENT'S RIGHT TO USE AGENTS. Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

    18. NO INTERFERENCE, COMPENSATION OR EXPENSE. Administrative Agent may exercise its rights under this Agreement without payment of any rent, license fee or compensation of any kind to Debtor.

    19. NOTICES AND DELIVERIES. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given and shall be effective as provided in SECTION 11.1 of the Credit Agreement but to Debtor at the address shown opposite its name on the signature page hereto.

    20. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    21. SUCCESSORS AND ASSIGNS. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

    22. LOAN DOCUMENT. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

    23. DEFINITIONS. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined in the

Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

    24. OBLIGATIONS NOT AFFECTED. To the fullest extent permitted by Applicable Law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

    (a) any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

    (b) any exercise, non-exercise, or waiver by Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Document;

    (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any Loan Document or any assignment or transfer of any thereof; or

    (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

    25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

    26.  SUBROGATION.  Debtor shall not assert, enforce, or otherwise exercise
(i) any right of subrogation to any of the rights or liens of any Lender or Administrative Agent or any other beneficiary against Debtor or any other obligor on the Obligations or any collateral or other security or (ii) any right of recourse, reimbursement, contribution, indemnification, or similar right against Debtor or any other obligor on all or any part of the Obligations or any guarantor thereof, and Debtor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, any collateral or other security given to any Lender or Administrative Agent or any other beneficiary to secure payment of the Obligations. The provisions of this SECTION 26 shall survive the termination of this Agreement and any satisfaction and discharge of Debtor by virtue of any payment, court order, or Law.

    27. NO NOVATION. The execution, delivery and effectiveness of this Agreement shall not discharge or release the Lien or priority of that certain Amended and Restated Security Agreement dated as of October 29, 1996, executed by Debtor in favor of Administrative Agent, securing the Companies' obligations under that certain Fourth Amended and Restated Credit Agreement dated as of October 29, 1996, among the Debtor, The Mediplex Group, Inc., certain Co-Agents, Administrative Agent and the lenders party thereto (the "Existing Credit Agreement"). Nothing herein contained shall be construed as a substitution or novation of any

Collateral Documents (as such term is defined in the Existing Credit Agreement) or the Liens granted thereby, all of which shall continue and remain in full force and effect, except as modified hereby, or by instruments executed concurrently herewith.



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                                         -10-

    IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       DEBTOR:

                                       SUN HEALTHCARE GROUP, INC.
Address:

101 Sun Lane, N.E.
Albuquerque, New Mexico 87109          By:
                                           -----------------------------------
                                       Name:  Robert D. Woltil
Attn:   Chief Financial Officer        Title:    Senior Vice President and
                                                 Chief Financial Officer



                                       Administrative Agent:

                                       NATIONSBANK OF TEXAS, N.A.,
                                       as Administrative Agent



                                       By:
                                           -----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                      Schedule I

Debtor                              Bank Accounts
------                              -------------

                                         NONE





                                  Restricted Account

                                     Account No.

                                      EXHIBIT F

                                 SUBSIDIARY GUARANTY


    THIS SUBSIDIARY GUARANTY, dated as of October 8, 1997 (this "Guaranty"), made by each of the undersigned (collectively, the "Guarantors"), of the obligations of Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), under the Credit Agreement (defined below) among the Company, NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent"), and the lenders parties to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").


                                      BACKGROUND

    1. The Company, Administrative Agent, and the Lenders have entered into a Credit Agreement, dated as of October 8, 1997 (as it may be amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

    2. Pursuant to the Credit Agreement, the Company may, subject to the terms of the Credit Agreement and the other Loan Documents, request that the Lenders make Advances and issue, or participate in the issuance of, Letters of Credit.

    3. It is a condition precedent to the obligation of the Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit that each Guarantor guaranty repayment thereof upon the terms and conditions set forth herein.

    4. The Board of Directors of each Guarantor has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of each Guarantor's business.

    5. The Guarantors desire to induce the Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

    NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit under the Credit Agreement, the Guarantors hereby agree as follows:

    1.   GUARANTY.

         (a) Each Guarantor, jointly and severally, hereby unconditionally guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of the Company or any Subsidiary now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Document, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "Obligation"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guaranty.

         (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets, subject to Paragraph 4(a) hereof, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties.

    2. GUARANTY ABSOLUTE. The Guarantors guarantee that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Documents, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto; provided, however, nothing contained in this Guaranty shall require the Guarantors to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of the Company under the Credit Agreement and any Applicable Law. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) the taking or accepting of any other security or guaranty for any or all of the Obligations;

         (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

         (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Document or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

         (d) any lack of corporate power of the Company or any other Person at any time liable for the payment of any or all of the Obligation;

         (e) any Debtor Relief Law affecting the rights of creditors generally involving the Company, any Guarantor or any other Person obligated on any of the Obligation;

         (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Agent to the Company, any Guarantor, or any Person at any time liable for the payment of any or all of the Obligation; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Document and other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by Guarantors);

         (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

         (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

         (i) the failure by any Lender or the Administrative Agent to make any demand upon or to bring any legal, equitable, or other action against the Company or any other

    Person (including without limitation any other Guarantor), or the failure or delay by any Lender or the Administrative Agent to, or the manner in which any Lender or the Administrative Agent shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

         (j) the existence of any claim, defense, set-off, or other rights which the Company or any Guarantor may have at any time against the Company, the Lenders, or any Guarantor, or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby, or any other transaction;

         (k) any failure of any Lender or the Administrative Agent to notify any Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Agent, it being understood that the Lenders and the Administrative Agent shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

         (l) any payment by the Company to the Lenders or the Administrative Agent is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Agent is required to refund such payment or pay the amount thereof to another Person; or

         (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Guarantor, any other guarantor or other Person liable on the Obligation, including without limitation any defense by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, or any claim that the Guarantors' obligations hereunder exceed or are more burdensome than those of the Company.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company, any Guarantor or otherwise, all as though such payment had not been made.

    3. WAIVER. To the extent not prohibited by Applicable Law, each Guarantor hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Documents; (b) any requirement that the Administrative Agent or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral or pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever; (c) any right to assert against the Administrative Agent or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligation; (d) any right to seek or enforce any remedy or right that the Administrative Agent or any Lender now has or may hereafter have against the Company (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting the Administrative Agent or the Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against the Company or any other Person, whether arising pursuant to
Section 34.02 of the Texas Business and Commerce Code, as amended,
Section 17.001 of the Texas Civil Practice and Remedies Code, as amended,
Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

    4.   SUBROGATION AND SUBORDINATION.

    (a) Notwithstanding any reference to subrogation contained herein to the contrary, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Company or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Paragraph 4(a) is knowingly made in contemplation of such benefits.

    (b) If any Guarantor becomes the holder of any indebtedness payable by the Company, each Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Lenders, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until payment in full of the obligations of the Company under the Credit Agreement, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor on behalf of the Company prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligation, whether matured or unmatured.

    5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that all representations and warranties as they apply to such Guarantor only set forth in Article 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

    6. COVENANTS. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under any other Loan Documents; (b) from time to time promptly to furnish the Administrative Agent with any information or writings which the Administrative Agent may request concerning this Guaranty; and (c) promptly to notify the Administrative Agent of any claim, action, or proceeding affecting this Guaranty.

    7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor, the Lenders, the Administrative Agent, or the Determining Lenders, if applicable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

    9. NO WAIVER; REMEDIES. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Agent nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Person liable on any of the Obligation, (b) join the Company or any other Person liable on any of the Obligation in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Company or other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) the Administrative Agent or any Lender by the Company or any other Person liable on any of the Obligation. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

    10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

    11. LIENS. To the extent not prohibited by Applicable Law, each Guarantor agrees that the Administrative Agent or any Lender, in its discretion, without notice or demand to or upon any Guarantor and without affecting either the liability of such Guarantor, the Company or any other Person liable on any of the Obligation under, or the Liens and security interests created by, this Guaranty, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale; and, to the extent not prohibited by Applicable Law, such Guarantor hereby waives any defense to the recovery by the Administrative Agent or any Lender hereunder against the Company, such Guarantor or any collateral of any deficiency after a nonjudicial sale and such Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, each Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of such Guarantor against the Company or any other Person or any Collateral or any other collateral. Each Guarantor hereby agrees that such Guarantor shall be liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

    12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Documents or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

    13. INFORMATION. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require, and that neither the Administrative Agent nor any Lender has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial conditions of the Company.

    14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

    15. WAIVER OF JURY TRIAL. EACH GUARANTOR, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

    16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of the Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

    17. GUARANTOR INSOLVENCY. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether the Company is then in default under the Credit Agreement or whether any part of the Obligation is then due and owing by the Company to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

    18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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                                        - 9 -

    IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                             Sundance Rehabilitation Corporation, a Connecticut corporation
                             SunQuest Consulting, Inc., a New Mexico
                             corporation
                             Sunrise Healthcare Corporation, a New Mexico corporation
                             SunScript Pharmacy Corporation, a New Mexico corporation
                             Sunrise Rehab of Colorado, Inc., a Colorado corporation
                             Sunrise Healthcare of Colorado, Inc., a Colorado corporation
                             Sunrise Healthcare of Florida, Inc., a Florida corporation
                             LTC Staffinders, Inc., a Connecticut corporation SunSpectrum Outpatient Rehabilitation-Concord,
                             Inc., a Massachusetts corporation
                             Nursing Home Inc., a Washington corporation
                             Living Services, Inc., a Washington corporation Bay Colony Health Service, Inc., a Massachusetts corporation
                             Bergen Eldercare, Inc., a New Jersey corporation Community Re-Entry Services of Cortland, Inc., a Delaware corporation
                             G-WZ of Stamford, Inc., a Connecticut corporation Manatee Springs Nursing Center, Inc., a Florida corporation
                             Mediplex Management, Inc., a Massachusetts corporation
                             Mediplex Management of Palm Beach County, Inc., a Florida corporation
                             Mediplex Management of Texas, Inc., a Texas corporation
                             Mediplex of Colorado, Inc., a Colorado corporation Mediplex of Concord, Inc., a Massachusetts corporation
                             Mediplex of Connecticut, Inc., a Connecticut corporation
                             Mediplex of Kentucky, Inc., a Kentucky corporation

                             Mediplex of Maryland, Inc., a Maryland corporation Mediplex of Massachusetts, Inc., a Massachusetts corporation
                             Mediplex of New Hampshire, Inc., a New Hampshire corporation
                             Mediplex of New Jersey, Inc., a New Jersey corporation
                             Mediplex of New York, Inc., a New York corporation Mediplex of Ohio, Inc., an Ohio corporation Mediplex of Tennessee, Inc., a Tennessee corporation
                             Mediplex Atlanta Rehabilitation Institute, Inc., a Georgia corporation
                             Mediplex Rehabilitation of Massachusetts, Inc., a Massachusetts corporation
                             P.M.N.F. Management, Inc., a New Jersey
                             corporation
                             Quality Care Holding Corp., a Massachusetts corporation
                             Quality Nursing Care of Massachusetts, Inc., a Massachusetts corporation
                             Spofford Land, Inc., a New Hampshire corporation Sun Care Corp., a Delaware corporation
                             Valley View Psychiatric Services, Inc., a Colorado corporation
                             HSR Management, Inc., a Delaware corporation
                             CareerStaff Management, Inc., a Delaware corporation
                             PRI, Inc., a Texas corporation
                             CareerStaff Unlimited, Inc., a Delaware
                             corporation
                             CareerStaff HSR, Inc., a Delaware corporation Healthcare Staff Resources, Inc., a Texas corporation
                             SunBridge, Inc., a New Mexico corporation
                             SunMark of New Mexico, a New Mexico corporation SunChoice Medical Supply, Inc., a New Mexico corporation
                             HTA of New Jersey, Inc., a New Jersey corporation New Bedford Acquisition Corp., a Massachusetts corporation

                             New Bedford Nursing Center, Inc., a Massachusetts corporation
                             Worcester Nursing Center, Inc., a Massachusetts corporation.
                             Cal-Med, Inc., a California corporation
                             Clipper Home Affiliates, Inc., a New Hampshire corporation
                             Clipper Home of North Conway, Inc., a New
                             Hampshire corporation
                             Clipper Home of Portsmouth, Inc., a New Hampshire corporation
                             Clipper Home of Rochester, Inc., a New Hampshire corporation
                             Clipper Home of Wolfeboro, Inc., a New Hampshire corporation
                             Golan Healthcare Group, Inc., a Massachusetts corporation
                             Goodwin Nursing Home, Inc., a New Hampshire corporation
                             HC, Inc., a Kansas corporation
                             Langdon Place of Dover, Inc., a New Hampshire corporation
                             Langdon Place of Exeter, Inc., a New Hampshire corporation
                             Langdon Place of Nashua, Inc., a New Hampshire corporation
                             Masthead Corporation, a New Mexico corporation Mediplex of Virginia, Inc., a Virginia corporation Oakview Treatment Centers of Kansas, Inc., a Kansas corporation
                             Pharmacy Factors of California, Inc., a California corporation
                             Pharmacy Factors of Florida, Inc., a Florida corporation
                             Pharmacy Factors of Texas, Inc., a Texas corporation
                             PHS Continuing Education, Inc., a Texas
                             corporation
                             Premier Health Staff, Inc., a Texas corporation SHG International Holdings, Inc., a Delaware corporation
                             Special Medical Services, Inc., a Texas
                             corporation
                             SunAlliance, Inc., a Delaware corporation

                             SunCare Respiratory Services, Inc., an Indiana corporation
                             SunFactors, Inc., a Florida corporation
                             Sun Lane Purchase Corporation, a New Mexico corporation
                             SunSolution, Inc., a Delaware corporation
                             The Mediplex Group, Inc., a Massachusetts corporation
                             Hospital Therapy Service of Texas, Inc., a Texas corporation
                             Regency Health Services, Inc, a Delaware corporation
                             Braswell Enterprises, Inc., a California corporation
                             Brittany Rehabilitation Center, Inc., a California corporation
                             Carmichael Rehabilitation Center, a California corporation
                             Coalinga Rehabilitation Center, a California corporation
                             Covina Rehabilitation Center, a California corporation
                             Evergreen Rehabilitation Center, a California corporation
                             Fairfield Rehabilitation Center, a California corporation
                             Fullerton Rehabilitation Center, a California corporation
                             Glendora Rehabilitation Center, a California corporation
                             Grand Terrace Rehabilitation, a California corporation
                             Hallmark Health Services, Inc., a California corporation
                             Harbor View Rehabilitation Center, a California corporation
                             Hawthorne Rehabilitation Center, a California corporation
                             Heritage Rehabilitation Center, a California corporation
                             Huntington Beach Convalescent Hospital, a
                             California corporation
                             Jackson Rehabilitation Center, Inc., a California corporation

                             Linda-Mar Rehabilitation Center, a California corporation
                             Meadowbrook Rehabilitation Center, a California corporation
                             Newport Beach Rehabilitation Center, a California corporation
                             North State Home Health Care, Inc., a California corporation
                             Paradise Rehabilitation Center, Inc., a California corporation
                             Paso Robles Rehabilitation Center, a California corporation
                             Regency-North Carolina, Inc., a North Carolina corporation
                             Regency Rehab Properties, Inc., a California corporation
                             Regency-Tennessee, Inc., a Tennessee corporation RHS Management Corporation, a California corporation
                             Rosewood Rehabilitation Center, Inc., a California corporation
                             Shandin Hills Rehabilitation Center, a California corporation
                             Stockton Rehabilitation Center, Inc., a California corporation
                             Vista Knoll Rehabilitation Center, Inc., a
                             California corporation
                             Willowview Rehabilitation Center, a California corporation
                             First Class Pharmacy, Inc., a California corporation
                             Care Enterprises, Inc., a Delaware corporation Americare Homecare, Inc., an Ohio corporation
                             Care Finance, Inc., a California corporation
                             Circleville Health Care Corp., an Ohio corporation Glenville Health Care Corp., a West Virginia corporation
                             Healthcare Network, a California corporation
                             Marion Health Care Corp., an Ohio corporation
                             New Lexington Health Care Corp., an Ohio corporation
                             Americare of West Virginia, Inc., a West Virginia corporation
                             Dunbar Health Care Corp., a West Virginia corporation

                             Beckley Health Care Corp., a West Virginia corporation
                             Putnam Health Care Corp., a West Virginia corporation
                             Salem Health Care Corp., a West Virginia corporation
                             Care Enterprises West, a Utah corporation
                             Brel, Inc., a California corporation
                             Care Home Health Services, a California
                             corporation
                             SCRS & Communicology Inc., of Ohio, an Ohio corporation
                             Regency Rehab Hospitals, Inc., a California corporation
                             Orange Rehabilitation Hospital, Inc., a Delaware corporation
                             San Bernadino Rehabilitation Hospital, Inc., a Delaware corporation
                             Regency Outpatient Services, Inc., a California corporation



                             By:
                                  -----------------------------------
                                  Name:  Robert D. Woltil
                                  Title:  Senior Vice President and Chief
                                  Financial Officer



                             Accelerated Care Plus, LLC, a Delaware limited liability company

                             By: Cal-Med, Inc., a California corporation and HC, Inc., a Kansas corporation, members



                             By:
                                  -----------------------------------
                                  Name:  Robert D. Woltil
                                  Title:  Senior Vice President and Chief
                                  Financial Officer

                             Hospital Therapy Service of Michigan, LLC, a
                             _____ limited liability company

                             By:  SunCare Respiratory Services, Inc., an
                                  Indiana corporation, member



                             By:
                                  -----------------------------------
                                  Name:  Robert D. Woltil
                                  Title:  Senior Vice President and Chief
                                  Financial Officer


                             Therapists Unlimited-Baltimore/Washington, D.C.,
                             L.P., a Texas limited partnership
                             Therapists Unlimited-Chicago II, L.P., a Texas limited partnership
                             Therapists Unlimited-Detroit II, L.P., a Texas limited partnership
                             Therapists Unlimited-Fresno, L.P., a Texas limited partnership
                             Therapists Unlimited-Indianapolis, L.P., a Texas limited partnership
                             Therapists Unlimited-New Orleans, L.P., a Texas limited partnership
                             Therapists Unlimited-Philadelphia, L.P., a Texas limited partnership
                             Therapists Unlimited-San Francisco, L.P., a Texas limited partnership
                             Therapists Unlimited-Seattle, L.P., a Texas limited partnership

                             Therapists Unlimited-Travelers, L.P., a Texas limited partnership

                             By: CareerStaff Management, Inc., a Delaware corporation and the general partner of the above-listed limited partnership Guarantors



                                  By:
                                       -----------------------------------
                                       Name:  Robert D. Woltil
                                       Title:  Senior Vice President and Chief
                                       Financial Officer




                             HSR Partners, L.P.

                             By: HSR Management, Inc., a Delaware corporation and its general partner



                                  By:
                                       -----------------------------------
                                       Name:  Robert D. Woltil
                                       Title:  Senior Vice President and Chief
                                       Financial Officer



                             West Jersey/Mediplex Rehabilitation, L.P.

                             By: Mediplex of New Jersey, Inc., a New Jersey corporation and its general partner



                                  By:
                                       -----------------------------------
                                       Name:  Robert D. Woltil
                                       Title:  Senior Vice President and Chief
                                       Financial Officer

                             Savannas Hospital Limited Partnership

                             By: Mediplex Management of Port St. Lucie, Inc., a Florida corporation and its general partner



                                  By:
                                       -----------------------------------
                                       Name:  Robert D. Woltil
                                       Title:  Senior Vice President and Chief
                                       Financial Officer








Address for all Guarantors:
101 Sun Lane, N.E.
Albuquerque, New Mexico 87109
Attn:    Chief Financial Officer

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

To:   NationsBank of Texas, N.A., as Administrative Agent

From: Sun Healthcare Group, Inc.

Date: _________________, 19___

Re: Credit Agreement, dated as of October 8, 1997 ("Credit Agreement") among Sun Healthcare Group, Inc., certain Lenders, and NationsBank of Texas, N.A., as Administrative Agent


      This Compliance Certificate is delivered pursuant to Section 6.2 of the Credit Agreement. All capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. For purposes hereof, section references herein related to sections of the Credit Agreement, and bracketed amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Credit Agreement.

      1. COVENANT CALCULATIONS. [To be completed quarterly] Demonstration of compliance with certain covenants contained in Article 7 of the Credit Agreement for the period ended __________________.


A. SECTION 7.1(i). Guaranties and Indebtedness pursuant to letters of credit in respect of obligations of Foreign Subsidiaries as lessees under Operating Leases (excluding that already set forth on Schedule 11 to the Credit Agreement)

     1.   Maximum when aggregated with SECTIONS 7.3(j)           $5,000,000
          and 7.5(c)

     2.   Actual                                                 $
                                                                  --------------

     3.   Difference  [(1) - (2)]                                $
                                                                  --------------

B. SECTION 7.1(j). Mortgage Indebtedness and sale and leaseback transactions (excluding that already set forth on Schedule 12 to the Credit Agreement)

     1.   Maximum in aggregate principal amount                  $5,000,000

     2.   Actual                                                 $
                                                                  --------------

     3.   Difference  [(1) - (2)]                                $
                                                                  --------------

C.   SECTION 7.1(k).  Other Indebtedness

     1.   Maximum in aggregate principal amount                  $5,000,000
          outstanding at any time

     2.   Actual                                                 $
                                                                  --------------

     3.   Difference  [(1) - (2)]                                $
                                                                  --------------

     4.   Indebtedness related to an Acquisition
          permitted by SECTION 7.5

          a.   Maximum in aggregate principal amount             $15,000,000
               outstanding at any time

          b.   Actual                                            $
                                                                  --------------

          c.   Difference  [(a) - (b)]                           $
                                                                  --------------

D.   SECTION 7.3(i).  Assisted Living Investments

     1.   Maximum in aggregate amount                            $50,000,000

     2.   Actual                                                 $
                                                                  --------------

     3.   Difference                                             $
                                                                  --------------

E. SECTION 7.3(j). Other Investments primarily related to the business of providing healthcare services

     1.   Maximum in aggregate principal amount in               $5,000,000
          Domestic Entities after the Agreement Date
          (not already set forth on Schedule 13 to the Credit Agreement)

     2.   Actual                                                 $
                                                                  --------------

     3.   Difference  [(1) - (2)]                                $
                                                                  --------------

     4.   Maximum in Foreign Entities (not already set           $5,000,000
          forth on Schedule 11 to the Credit
          Agreement), when aggregated with
          SECTIONS 7.1(i) and 7.5(c)

     5.   Actual                                                 $
                                                                  --------------

     6.   Difference  [(4) - (5)]                                $
                                                                  --------------

F.   SECTION 7.5.  Acquisitions

     1. During the fiscal year ending on December 31, 1997 (excluding the Regency Tender and the
          Regency Merger, the Acquisition of a
          Restricted Subsidiary or of the assets of a Domestic Entity, and Acquisitions already set forth on Schedule 14 to the Credit
          Agreement))

          a.   Maximum aggregate Acquisition                     $5,000,000
               Consideration

          b.   Actual                                            $
                                                                  --------------

          c.   Difference  [(a) - (b)]                           $
                                                                  --------------

     2.   For an Acquisition of a Foreign Subsidiary
          (excluding those listed on Schedule 11 to the Credit Agreement)

          a.   Maximum Acquisition Consideration when            $5,000,000
               aggregated with SECTIONS 7.1(i) and
               7.3(j)

          b.   Actual                                            $
                                                                  --------------

          c.   Difference  [(a) - (b)]                           $
                                                                  --------------

G.   SECTION 7.9.  Fixed Charge Coverage Ratio

     1.   Minimum

          a.   On the last day of the fiscal quarter             1.50 to 1
               ending September 30, 1997

     2.   Actual

          a.   EBITDAR (if Foreign Subsidiary EBITDAR
               equals or exceeds 15% of EBITDAR,
               calculate Fixed Charge Coverage Ratio
               using Domestic EBITDAR)

               (1)  Pre-tax net income (excluding        $
                    therefrom (i) any items of            ------
                    extraordinary gain, including net
                    gains on the sale of assets other
                    than asset sales in the ordinary
                    course of business, (ii) any items
                    of extraordinary loss, including
                    net losses on the sale of assets
                    other than asset sales in the
                    ordinary course of business,
                    (iii) charges related to settlement
                    of the Shareholder Lawsuits not to
                    exceed in aggregate amount the
                    remainder of $24,000,000 minus any
                    insurance proceeds received in
                    connection with such settlement,
                    and (iv) charges related to the RCA
                    Acquisition, the Contour
                    Acquisition, and the Acquisition of
                    Regency not to exceed $35,000,000
                    in aggregate amount)

               (2)  Interest expense, whether or not     $
                    capitalized (including interest       ------
                    expense pursuant to Capitalized
                    Lease Obligations)

               (3)  Depreciation (for the four fiscal    $
                    quarters immediately preceding the    ------
                    date of calculation)

               (4)  Amortization (for the four fiscal    $
                    quarters immediately preceding the    ------
                    date of calculation)

               (5)  Lease expense pursuant to Operating  $
                    Leases (for the four fiscal           ------
                    quarters immediately preceding the
                    date of calculation)

               (6)  EBITDAR [(1) + (2) + (3) + (4) +             $
                    (5)]                                          --------------

          b.   Fixed Charges for the four fiscal
               quarters immediately preceding the date
               of calculation, calculated for the
               Borrower and its Subsidiaries on a
               consolidated basis (if Foreign
               Subsidiary EBITDAR equals or exceeds 15% of EBITDAR, calculate Fixed Charges for the Borrower and its Restricted
               Subsidiaries on a consolidated basis)

               (1)  Scheduled principal or residual or   $
                    similar payments made on Total Debt   ------
                    for the four fiscal quarters
                    immediately preceding the date of
                    calculation (other than (i) lease
                    expense pursuant to Operating
                    Leases, (ii) principal payments
                    made on the Obligations, and
                    (iii) debt for borrowed money
                    having (x) a maturity of less than
                    twelve months and (y) no principal
                    amortization)

               (2)  Interest paid, whether or not        $
                    capitalized, for the four fiscal      ------
                    quarters immediately preceding the
                    date of calculation (including
                    interest paid pursuant to
                    Capitalized Lease Obligations)

               (3)  Lease expense pursuant to Operating  $
                    Leases, for the four fiscal           ------
                    quarters immediately preceding the
                    date of calculation

               (4)  Fixed Charges  [(1) + (2) + (3)]             $
                                                                  --------------

          c.   Fixed Charge Coverage Ratio  [(a) to (b)]                    to 1
                                                                  ----------

H.   SECTION 7.10.  Leverage Ratio, calculated for the
     Borrower and its Restricted Subsidiaries on a consolidated basis (if Foreign Subsidiary EBITDAR equals or exceeds 15% of EBITDAR, calculate
     Leverage Ratio for (a) the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) using Domestic EBITDAR)

     1.   Maximum

          a.   On the last day of the fiscal quarter             6.25 to 1
               ending September 30, 1997

     2.   Actual

          a.   Total Debt, for the Borrower and its
               Subsidiaries on a consolidated basis (if
               Foreign Subsidiary EBITDAR equals or
               exceeds 15% of EBITDAR, calculate Total
               Debt for the Borrower and its Restricted
               Subsidiaries on a consolidated basis)

               (1)  All principal outstanding under the  $
                    Loan Documents                        ------

               (2)  All obligations evidenced by a       $
                    promissory note or otherwise          ------
                    representing borrowed money

               (3)  All reimbursement obligations for    $
                    letters of credit (excluding          ------
                    reimbursement obligations in
                    respect of letters of credit to
                    support indebtedness and other
                    obligations otherwise included in
                    the calculation of Total Debt)

               (4)  All Capitalized Lease Obligations    $
                                                          ------

               (5)  Lease expense pursuant to Operating  $
                    Leases other than Synthetic Leases    ------
                    (such lease expense to be in an
                    amount equal to the product of
                    rental expense for the four fiscal
                    quarters immediately preceding the
                    date of calculation multiplied by
                    eight and shall be net of any
                    income being received pursuant to
                    subleases during such period,
                    provided that no such sublessee is
                    in default under its sublease)

               (6)  The principal portion of all         $
                    obligations in respect of Synthetic   ------
                    Leases

               (7)  An amount equal to any write-up, to  $
                    market value, of the bonds and the    ------
                    Convertible Bonds as required by
                    GAAP

               (8)  Total Debt  [(1) + (2) + (3) + (4)           $
                    + (5) + (6) - (7)]                            --------------

          b.   EBITDAR (G.2.a.(6) above)                         $
                                                                  --------------

          c.   Actual [(a) to (b)]                                          to 1
                                                                 -----------

I.   SECTION 7.11.  Total Debt to Capitalization Ratio

     1.   Maximum

          a.   On the last day of the fiscal quarter             0.75 to 1
               ending September 30, 1997

     2. Actual, calculated for the Borrower and its Subsidiaries on a consolidated basis (if
          Foreign Subsidiary EBITDAR equals or exceeds
          15% of EBITDAR, calculate the Total Debt to Capitalization Ratio for the Borrower and its Restricted Subsidiaries on a consolidated basis)

          a.   Total Debt (H.2.a.(8) above)              $
                                                          ------

          b.   Net Worth                                 $
                                                          ------

          c.   Total Debt to Capitalization Ratio  {(a)                     to 1
               to [(a) + (b)]}                                   -----------


     2. COMPLIANCE CERTIFICATE. [To be completed quarterly] The undersigned hereby certifies to you as follows:

     (a) I am the duly elected qualified and acting chief financial officer [or chief accounting officer] of Borrower.

     (b) I have reviewed the provisions of the Credit Agreement and the other Loan Documents, and a review of the activities of Borrower during the period from ______________, 19___ to ___________, 19___ (the
          "Reporting Period") has been made under my supervision with a view toward determining whether, during the Reporting Period, Borrower has kept, observed, performed and fulfilled all its obligations under the Credit Agreement and such other Loan Documents.

     (c) The representations and warranties made in the Loan Documents are true and correct in all material respects as of the date hereof as though made at and as of the date hereof, except for such representations and warranties which relate to a particular date or which fail to be true and correct as a result of events or occurrences permitted under the Loan Documents, and no Default or Event of Default has occurred or is continuing or is imminent.

     This Compliance Certificate is executed and delivered on the ______________ day of _______________, 19___.


                                             SUN HEALTHCARE GROUP, INC.


                                             By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------

                                    EXHIBIT H

                            ASSIGNMENT AND ACCEPTANCE

                           Dated _______________, 1997

     Reference is made to the Credit Agreement dated as of October 8, 1997 (the "Credit Agreement") among Sun Healthcare Group, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A. as Administrative Agent
("Administrative Agent"), and the lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

     ____________________________ ("Assignor") and ________________________
("Assignee") agree as follows:

     1. Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the following:

          a. $_____ in aggregate amount of the Revolving Credit Commitment in effect on the Effective Date (as defined below), and the related pro rata share in the principal amount of Revolving Credit Advances owing to Assignor on the Effective Date, the Revolving Credit Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date;

          b. $_____ in aggregate principal amount of the Facility A Term Loan Advances outstanding on the Effective Date and the related pro rata share in the Facility A Term Loan Note held by Assignor;

          c. $_____ in aggregate principal amount of the Facility B Term Loan Advances outstanding on the Effective Date and the related pro rata share in the Facility B Term Loan Note held by Assignor;

          d. $_____ in aggregate principal amount of the Facility C Term Loan Advances outstanding on the Effective Date and the related pro rata share in the Facility C Term Loan Note held by Assignor.

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Promissory Notes referred to in Paragraph 1 above to exchange such Promissory Notes for new Promissory Notes as provided in
Section 11.6(f) of the Credit Agreement.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to the Administrative Agent by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; and (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance].

     4. The effective date for this Assignment and Acceptance shall be ___________________, 199___ (the "Effective Date").

     5. Upon such acceptance as of the Effective Date and upon the remittance of a $3,500 processing fee to the Administrative Agent, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

     7. After giving effect to this Assignment and Acceptance (and all other assignments by the Assignor to be effective as of the Effective Date):

          a.   Assignee's Revolving Credit Specified Percentage shall be _____%.

          b.   Assignee's Facility A Term Loan Specified Percentage shall be
               _____%.

          c.   Assignee's Facility B Term Loan Specified Percentage shall be
               _____%.

          d.   Assignee's Facility C Term Loan Specified Percentage shall be
               _____%.

          e.   Assignee's Total Specified Percentage shall be _____%.

          f.   Assignor's Revolving Credit Specified Percentage shall be _____%.

          g.   Assignor's Facility A Term Loan Specified Percentage shall be
               _____%.

          h.   Assignor's Facility B Term Loan Specified Percentage shall be
               _____%.

          i.   Assignor's Facility C Term Loan Specified Percentage shall be
               _____%.

          j.   Assignor's Total Specified Percentage shall be _____%.

     8. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                        [NAME OF ASSIGNOR]



                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------


                                        [NAME OF ASSIGNEE]



                                        By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

Accepted this ___ day of ____________, 1997

NATIONSBANK OF TEXAS, N.A.,
as Administrative Agent



By:
     --------------------------------------
     Name:
           --------------------------------
     Title:
           --------------------------------


SUN HEALTHCARE GROUP, INC.



By:
     --------------------------------------
     Name:
           --------------------------------
     Title:
           --------------------------------

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.   ADDRESS FOR THE ADVANCES AND RECEIPT OF NOTICES








2.   INITIAL LIBOR LENDING OFFICE

                                    EXHIBIT I

                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT is made as of __________________________, 1997, by
_____________________, a ______________ corporation ("Pledgor"), in favor of
NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent") for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").

A.   AGREEMENT

     1. PLEDGE. Upon the terms hereof, for value received, the Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to the Administrative Agent, for the ratable benefit of the Administrative Agent and Secured Parties, a first and prior pledge and security interest in (a) all shares of capital stock of each Restricted Subsidiary (other than Inactive Subsidiaries) of Pledgor (collectively, the "Subsidiaries" and individually a "Subsidiary"), now or hereafter owned beneficially or of record by the Pledgor, including the stock of each Subsidiary described on Exhibit A attached hereto, and (b) all proceeds thereof, and any increase and profits received therefrom (collectively, "Collateral"). Unless otherwise defined in this agreement, terms used herein shall have the meanings set forth in the Credit Agreement, dated as of October 8, 1997, among Sun Healthcare Group, Inc., (the "Company"), the Administrative Agent, and the Secured Parties (as the same may be amended, modified, supplemented, renewed or extended from time to time, "Credit Agreement").

B.   OBLIGATION

     1. DESCRIPTION OF OBLIGATION. The following obligations (collectively, "Obligation") are secured by this agreement:

          a. All debt, obligations, liabilities and agreements of any nature of the Company to the Secured Parties or any Secured Party or any affiliate of any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this agreement; (ii) the Credit Agreement;
     (iii) all other Loan Documents; and (iv) all amendments, modifications, renewals, extensions, increases, substitutions or rearrangements of any of the foregoing.

          b. All costs incurred by the Administrative Agent or any Secured Party to obtain, preserve, perfect and enforce this agreement, the other Loan Documents, and the pledge and security interest granted hereby, collect the Obligation, and maintain, preserve, collect and enforce the Collateral, including, without limitation, taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale.

          c. Interest on the above amounts as agreed between the Company and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding.

     Notwithstanding any contrary provision herein or in any other Loan Document, the Pledgor's maximum liability hereunder shall not exceed the Maximum Secured Indebtedness. The Pledgor agrees that the Obligation may at any time exceed the aggregate Maximum Secured Indebtedness of all obligors on all or any part of the Obligation, without affecting or improving the obligation of the Pledgor. "MAXIMUM SECURED INDEBTEDNESS" means, with respect to the Pledgor as of the date of determination, the lesser of (a) the Obligation or (b) the maximum amount for which the Pledgor may be liable under this agreement without such amount and the Pledgor's obligations under this agreement with respect to such amount being deemed a fraudulent transfer, as determined by a bankruptcy or similar court.

C.   COVENANTS, REPRESENTATIONS AND WARRANTIES

     1. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this agreement; (b) the capital stock described on Exhibit A constitutes 100% of each Subsidiary's issued and outstanding capital stock; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid perfected security interest in the Collateral and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral. The delivery at any time by the Pledgor to the Administrative Agent of Collateral shall constitute a representation and warranty by the Pledgor under this agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral; and the matters warranted in this paragraph are true and correct.

     2.   COVENANTS.

          a.   AFFIRMATIVE COVENANTS.  The Pledgor covenants and agrees
(i) promptly to deliver to the Administrative Agent all instruments, certificates, documents or agreements evidencing any of the Collateral;
(ii) from time to time promptly to execute and deliver to the Administrative Agent all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Administrative Agent or any Secured Party may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this agreement; (iii) promptly to furnish the Administrative Agent with any information or writings which the Administrative Agent or any

Secured Party may request concerning the Collateral; (iv) to allow the Administrative Agent or any Secured Party to inspect all records of the Pledgor relating to the Collateral, and to make and take away copies of such records, at the Pledgor's expense, at such reasonable times and as often as may be reasonably requested by the Administrative Agent or such Secured Party;
(v) promptly to notify the Administrative Agent of any change in any fact or circumstances warranted or represented by the Pledgor in this agreement or in any other writings furnished by or on behalf of the Pledgor to the Administrative Agent or any Secured Party in connection with the Collateral;
(vi) promptly to notify the Administrative Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of the Administrative Agent, appear in and defend, at the Pledgor's expense, any such action or proceeding; and (vii) promptly to pay to the Administrative Agent the amount of all reasonable costs and attorneys' fees incurred by the Administrative Agent and each Secured Party hereunder or in connection with the enforcement hereof.

          b. NEGATIVE COVENANTS. The Pledgor covenants and agrees that the Pledgor will not except to the extent permitted by the Credit Agreement, (i) sell, assign or transfer any of the Pledgor's rights in the Collateral;
(ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character [other than in respect of the Regency Credit Agreement]; or (iii) cause, permit, or suffer either Subsidiary to issue any capital stock to the Pledgor that is not concurrently delivered to the Administrative Agent; or (iv) cause, permit or suffer either Subsidiary to take any action that would cause the Collateral to represent less than 100% of the issued and outstanding capital stock of such Subsidiary.

D.   RIGHTS OF SECURED PARTIES

     1. RIGHTS TO DIVIDENDS, DISTRIBUTIONS, AND PAYMENTS. With respect to such instruments which are stock certificates, bonds or other securities, the Administrative Agent may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. If, while this agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Agent, and to deliver the same forthwith to the Administrative Agent in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligation. Until an Event of Default shall have occurred and during the continuance thereof, the Pledgor shall be entitled to receive all cash dividends, principal, and interest paid in respect of the Collateral. After the occurrence and during the continuance of an Event of

Default, the Administrative Agent shall be entitled to all cash dividends and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Administrative Agent to be held by it as additional collateral security for the Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it as additional collateral security for the Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral (other than proceeds of any liquidation or similar proceeding) which are received by the Pledgor shall, until paid or delivered to the Administrative Agent, be held by the Pledgor in trust as additional Collateral for the Obligation.

     2. PRESERVATION OF COLLATERAL. Neither the Administrative Agent nor any Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Obligation or any amount payable in respect of the Collateral.

     3. PERFORMANCE BY THE ADMINISTRATIVE AGENT. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Administrative Agent may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Administrative Agent in such performance or attempted performance shall become a part of the Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the lesser of the Highest Lawful Rate and the sum of the Prime Rate Basis plus three percent.

     4. VOTING RIGHTS. It is expressly understood and agreed that the Pledgor shall retain all voting rights to the Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Administrative Agent, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised or vote cast or consent, waiver or ratification given or action taken by the Pledgor that would impair the Collateral or be inconsistent with or violate any provision of this agreement or any other Loan Documents.

     5. POWER OF ATTORNEY. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE ADMINISTRATIVE AGENT PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) AND APPOINTS THE ADMINISTRATIVE AGENT PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

E.   DEFAULT

     1. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Administrative Agent or any Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Administrative Agent at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding the Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to the Pledgor; (b) require the Pledgor to give possession or control of any of the Collateral to the Administrative Agent; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this agreement or any other Loan Documents, sell or otherwise dispose of, at the office of the Administrative Agent, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Administrative Agent is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and the Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law. Pledgor agrees that, if notice is required to be given by Applicable Law, five (5) days' advance notice shall constitute reasonable notice. The Administrative Agent shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

          FIRST, to the payment of the costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel;

          NEXT, to the payment of the Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

          FINALLY, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligation, the Company shall remain liable for any deficiency.

     2.   SECURITIES LAWS; TRANSFER

          a. Immediately upon the occurrence of an Event of Default, the Pledgor hereby grants to the Administrative Agent the right to have the Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If the Administrative Agent shall determine to exercise its right to sell any or all of the Collateral pursuant to the terms hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, the Pledgor will cause the issuer of the Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of Applicable Law. The Pledgor agrees to cause the issuer of the Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Administrative Agent shall designate and to cause the issuer of the Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.

          b. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be deemed in that instance to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral to register such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Collateral would agree to do so.

          c. The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Collateral pursuant to paragraphs (a) and (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Secured Parties and that the Administrative Agent and Secured Parties may not have an adequate remedy at law in respect of such breach. As a consequence, the Pledgor agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor. The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

          d. The Pledgor agrees (i) that in the event the Administrative Agent shall, upon any Event of Default, sell the Collateral or any portion thereof, at a private sale or sales, the Administrative Agent shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Administrative Agent handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

     3. NOTICE. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other Person entitled under Applicable Law to notice.

F.   GENERAL

     1. ADMINISTRATIVE AGENT'S DUTIES. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Agent to act as their agent as provided herein and in the Credit Agreement, which actions hereunder, including without limitation, the administration of the Collateral, enforcement of the rights hereunder and collection of amounts secured hereby, are on behalf of, and for the ratable benefit of, the Lenders. In the event the Administrative Agent is replaced pursuant to Section 10.1(b) of the Credit Agreement, the successor Administrative Agent appointed in accordance with Section 10.1(b) of the Credit Agreement shall be the Administrative Agent hereunder. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Except as provided in this Section F.1., the Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this agreement shall be construed as requiring or obligating the Administrative Agent, and the Administrative Agent shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) to notify Pledgor of any decline in the value of any Collateral.

     2. CUMULATIVE RIGHTS. All rights and remedies of the Administrative Agent and the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Administrative Agent or the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     3. WAIVER. No delay or omission by the Administrative Agent or any Secured Party in exercising any right or power hereunder, or under any other Loan Documents, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Administrative Agent or any Secured Party hereunder or under such other writings.

     4. INTEREST; LIMITATION OF LAW. No provision herein or in any Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Administrative Agent or any Secured Party shall receive anything of value from the Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

     5. PARTIES BOUND. This agreement shall be binding on the Pledgor and its successors, assigns and legal representatives, and shall inure to the benefit of the Administrative Agent and the Secured Parties, and their successors, assigns and legal representatives; provided, however, that the Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Administrative Agent. The rights, powers and interests held by the Administrative Agent hereunder may be transferred and assigned by the Administrative Agent, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

     6. NOTICE; WAIVERS BY PLEDGOR. All notices, communications and materials to be given or delivered pursuant to this agreement shall be given and shall be effective as provided in SECTION 11.1 of the Credit Agreement but to Pledgor at the address shown opposite its name on the signature page hereto. The Pledgor waives notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to the Pledgor.

     7. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Pledgor and the Administrative Agent.

     8. CONTROL. Notwithstanding anything herein to the contrary, this agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Pledgor or the issuer of the Collateral by the Administrative Agent, or control, affirmative or negative, direct or indirect, by the Administrative Agent or the Secured Parties, over the management or any aspect of the day-to-day operation of the Pledgor or the issuer of the Collateral, which control remains in the Pledgor, the issuer of the Collateral, and their respective shareholders and boards of directors.

     9. OBLIGATIONS NOT AFFECTED. To the fullest extent permitted by Applicable Law, the obligations of Pledgor under this agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          a. any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

          b. any exercise, non-exercise, or waiver by Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this agreement or any Loan Document;

          c. any waiver, consent, extension, indulgence or other action or inaction with respect of this agreement or any Loan Document or any assignment or transfer of any thereof; or

          d. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, Pledgor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

     10. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     11.  SUBROGATION.  Pledgor shall not assert, enforce, or otherwise exercise
(i) any right of subrogation to any of the rights or liens of any Lender or Administrative Agent or any other beneficiary against the Company or any other obligor on the Obligation or any collateral or other security or (ii) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any other obligor on all or any part of the Obligation or any guarantor thereof, and Pledgor hereby waives any and all of the foregoing right and the benefit of, and any right to participate in, any collateral or other security given to any Lender or Administrative Agent or any other beneficiary to secure payment of the Obligation. The provisions of this SECTION F.11 shall survive the termination of this agreement and satisfaction and discharge of the Company by virtue of any payment, court order, or Law.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

     13. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR, THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

     14. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     [15. NO NOVATION. THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS AGREEMENT SHALL NOT DISCHARGE OR RELEASE THE LIEN OR PRIORITY OF THAT CERTAIN AMENDED AND RESTATED PLEDGE AGREEMENT OR THAT CERTAIN PLEDGE AGREEMENT EXECUTED BY PLEDGOR IN FAVOR OF ADMINISTRATIVE AGENT, SECURING THE COMPANY'S OBLIGATIONS UNDER THAT CERTAIN FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 29, 1996, AMONG THE COMPANY, THE MEDIPLEX GROUP, INC., CERTAIN CO-AGENTS, ADMINISTRATIVE AGENT AND THE

LENDERS PARTY THERETO (THE "PRIOR CREDIT AGREEMENT"). NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS A SUBSTITUTION OR NOVATION OF ANY COLLATERAL DOCUMENTS (AS SUCH TERM IS DEFINED IN THE PRIOR CREDIT AGREEMENT) OR THE LIENS GRANTED THEREBY, ALL OF WHICH SHALL CONTINUE AND REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MODIFIED HEREBY, OR BY INSTRUMENTS EXECUTED CONCURRENTLY HEREWITH.]


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                                     - 11 -

     IN WITNESS WHEREOF, the Pledgor has executed this Pledge Agreement as of this ____________________ day of _____________________, 199___.


                         _______________________________________


                         By:  _________________________________________________
                         Name:  Robert D. Woltil
                         Title: Senior Vice President and Chief Financial
                                Officer

Address:

101 Sun Lane N.E.
Albuquerque, New Mexico 87109

Attn:_________________________


                                   NATIONSBANK OF TEXAS, N.A., as
                                   Administrative Agent



                                   By:  _______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                    EXHIBIT A


Subsidiary     Certificate No.     Record Owner   Class and Number of Shares
----------     ---------------     ------------   --------------------------

                                      EXHIBIT J

                         FOREIGN SUBSIDIARY PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT is made as of ______________________, 199__, by __________________________________ ("Pledgor"), in favor of NationsBank of
Texas, N.A., as Administrative Agent ("Administrative Agent") for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").

A.  AGREEMENT

    1. PLEDGE. Upon the terms hereof, for value received, the Pledgor hereby irrevocably and unconditionally pledges, assigns, hypothecates and transfers to the Administrative Agent, for the ratable benefit of the Administrative Agent and Secured Parties, a first and prior pledge and security interest in (a) the lesser of (i) all of the capital stock of each Foreign Subsidiary of Pledgor and
(ii) 66% of all of the issued and outstanding capital stock of any such Foreign Subsidiary of Pledgor (collectively, the "Subsidiaries and individually, a "Subsidiary"), now or hereafter owned beneficially or of record by the Pledgor, including the stock of each Subsidiary described on Exhibit A attached hereto, and (b) all proceeds thereof, and any increase and profits received therefrom (collectively, "Collateral"). Unless otherwise defined in this agreement, terms used herein shall have the meanings set forth in the Credit Agreement, dated as of October 8, 1997, among Sun Healthcare Group, Inc., (the "Company"), the Administrative Agent, and the Secured Parties (as the same may be amended, modified, supplemented, renewed or extended from time to time, "Credit Agreement").

B.  OBLIGATION

    1. DESCRIPTION OF OBLIGATION. The following obligations (collectively, "Obligation") are secured by this agreement:

         a. All debt, obligations, liabilities and agreements of any nature of the Company to the Secured Parties or any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this agreement; (ii) the Credit Agreement; (iii) all other Loan Documents; and
    (iv) all amendments, modifications, renewals, extensions, increases, substitutions or rearrangements of any of the foregoing.

         b. All costs incurred by the Administrative Agent or any Secured Party to obtain, preserve, perfect and enforce this agreement, the other Loan Documents, and the pledge and security interest granted hereby, collect the Obligation, and maintain, preserve, collect and enforce the Collateral, including without limitation taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale.

         c. Interest on the above amounts as agreed between the Company and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to any Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding.

C.  COVENANTS, REPRESENTATIONS AND WARRANTIES

    1. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this agreement; (b) the capital stock described on Exhibit A constitutes all of each Subsidiary's issued and outstanding capital stock owned by Pledgor up to but not exceeding 66% (or such greater percentage as may be permitted under the Code without resulting in the pledge hereunder being characterized as a dividend for tax purposes) of all of the issued and outstanding capital stock of each such Subsidiary; (c) the shares of stock pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid first and prior perfected security interest in the Collateral and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral. The delivery at any time by the Pledgor to the Administrative Agent of Collateral shall constitute a representation and warranty by the Pledgor under this agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral; and the matters warranted in this paragraph are true and correct.

    2.   COVENANTS.

         a.   AFFIRMATIVE COVENANTS.  The Pledgor covenants and agrees
(i) promptly to deliver to the Administrative Agent all instruments, certificates, documents or agreements evidencing any of the Collateral;
(ii) from time to time promptly to execute and deliver to the Administrative Agent all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Administrative Agent or any Secured Party may request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this agreement; (iii) promptly to furnish the Administrative Agent with any information or writings which the Administrative Agent or any Secured Party may request concerning the Collateral; (iv) to allow the Administrative Agent or any Secured Party to inspect all records of the Pledgor relating to the Collateral, and to make and take away copies of such records, at the Pledgor's expense, at such reasonable times and as often as may be reasonably requested by the Administrative Agent or such Secured Party;

(v) promptly to notify the Administrative Agent of any change in any fact or circumstances warranted or represented by the Pledgor in this agreement or in any other writings furnished by or on behalf of the Pledgor to the Administrative Agent or any Secured Party in connection with the Collateral;
(vi) promptly to notify the Administrative Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of the Administrative Agent, appear in and defend, at the Pledgor's expense, any such action or proceeding; and (vii) promptly to pay to the Administrative Agent the amount of all reasonable costs and attorneys' fees incurred by the Administrative Agent and each Secured Party hereunder or in connection with the enforcement hereof.

         b. NEGATIVE COVENANTS. The Pledgor covenants and agrees that the Pledgor will not (i) except to the extent permitted by the Credit Agreement, sell, assign or transfer any of the Pledgor's rights in the Collateral;
(ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character; or (iii) cause, permit, or suffer any Subsidiary to issue any capital stock to the Pledgor which would cause the Administrative Agent to have a pledge of capital stock representing a lesser percentage of the issued and outstanding capital stock of each Subsidiary than the Administrative Agent has as of the date hereof; or
(iv) cause, permit or suffer any Subsidiary to take any action that would cause the Pledgor to own a lesser percentage of the issued and outstanding capital stock of each Subsidiary than the Pledgor owns as of the date hereof.

D.  RIGHTS OF SECURED PARTIES

    1. RIGHTS TO DIVIDENDS, DISTRIBUTIONS, AND PAYMENTS. With respect to such instruments which are stock certificates, bonds or other securities, the Administrative Agent may demand of the corporate obligor issuing the same, and may receive and receipt for, any and all stock dividends and other distributions (other than cash dividends) payable in respect thereof, whether ordinary or extraordinary. If, while this agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, the Pledgor agrees to accept the same as the Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Agent, and to deliver the same forthwith to the Administrative Agent in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligation. Until an Event of Default shall have occurred and during the continuance thereof, the Pledgor shall be entitled to receive all cash dividends, principal, and interest paid in respect of the Collateral. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to all cash dividends and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Administrative Agent to be held by it as additional collateral security for the Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the issuer thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it as additional collateral security for the Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral (other than proceeds of any liquidation or similar proceeding) which are received by the Pledgor shall, until paid or delivered to the Administrative Agent, be held by the Pledgor in trust as additional Collateral for the Obligation.

    2. PRESERVATION OF COLLATERAL. Neither the Administrative Agent nor any Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Obligation or any amount payable in respect of the Collateral.

    3. PERFORMANCE BY THE ADMINISTRATIVE AGENT. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Administrative Agent may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Administrative Agent in such performance or attempted performance shall become a part of the Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the lesser of the Highest Lawful Rate and the sum of the Prime Rate Basis plus three percent.

    4. VOTING RIGHTS. It is expressly understood and agreed that the Pledgor shall retain all voting rights to the Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Administrative Agent, at its sole discretion; provided, however, that no voting or corporate rights shall be exercised or vote cast or consent, waiver or ratification given or action taken by the Pledgor that would impair the Collateral or be inconsistent with or violate any provision of this agreement or any other Loan Documents.

    5. POWER OF ATTORNEY. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE ADMINISTRATIVE AGENT PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) AND APPOINTS THE ADMINISTRATIVE AGENT PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

E.  DEFAULT

    1. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Administrative Agent or any Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Administrative Agent at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding the Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to the Pledgor; (b) require the Pledgor to give possession or control of any of the Collateral to the Administrative Agent; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this agreement or any other Loan Documents, sell or otherwise dispose of, at the office of the Administrative Agent, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Administrative Agent is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and the Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law. Pledgor agrees that, if notice is required to be given by Applicable Law, five (5) days' advance notice shall constitute reasonable notice. The Administrative Agent shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

         FIRST, to the payment of the costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel;

         NEXT, to the payment of the Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

         FINALLY, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligation, the Company shall remain liable for any deficiency.

    2.   SECURITIES LAWS; TRANSFER

         a. Immediately upon the occurrence of an Event of Default, the Pledgor hereby grants to the Administrative Agent the right to have the Collateral, or any portion thereof, registered and sold under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state blue sky laws. If the Administrative Agent shall determine to exercise its right to sell any or all of the Collateral pursuant to the terms hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Collateral (or that portion thereof to be sold) registered under the provisions of the Securities Act, the Pledgor will cause the issuer of the Collateral to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of Applicable Law. The Pledgor agrees to cause the issuer of the Collateral to comply with the provisions of the securities or "blue sky" laws of any jurisdiction which the Administrative Agent shall designate and to cause the issuer of the Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of
Section 11(a) of the Securities Act.

         b. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be deemed in that instance to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral to register such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Collateral would agree to do so.

         c. The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sales of any portion or all of the Collateral pursuant to paragraphs (a) and (b) of this Section valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Exchange Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Secured Parties and that the Administrative Agent and Secured Parties may not have an adequate remedy at law in respect of such breach. As a consequence, the Pledgor agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor. The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         d. The Pledgor agrees (i) that in the event the Administrative Agent shall, upon any Event of Default, sell the Collateral or any portion thereof, at a private sale or sales, the Administrative Agent shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Administrative Agent handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

    3. NOTICE. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other Person entitled under Applicable Law to notice.

F.  GENERAL

    1. ADMINISTRATIVE AGENT'S DUTIES. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Agent to act as their agent as provided herein and in the Credit Agreement, which actions hereunder, including without limitation, the administration of the Collateral, enforcement of the rights hereunder and collection of amounts secured hereby, are on behalf of, and for the ratable benefit of, the Lenders. In the event the Administrative Agent is replaced pursuant to Section 10.1(b) of the Credit Agreement, the successor Administrative Agent appointed in accordance with Section 10.1(b) of the Credit Agreement shall be the Administrative Agent hereunder. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Except as provided in this SECTION F.1., the Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this agreement shall be construed as requiring or obligating the Administrative Agent, and the Administrative Agent shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) to notify Pledgor of any decline in the value of any Collateral.

    2.   CUMULATIVE RIGHTS.  All rights and remedies of the Administrative
Agent and the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Administrative Agent or the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    3. WAIVER. No delay or omission by the Administrative Agent or any Secured Party in exercising any right or power hereunder, or under any other Loan Documents, shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Administrative Agent or any Secured Party hereunder or under such other writings.

    4. INTEREST; LIMITATION OF LAW. No provision herein or in any Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Administrative Agent or any Secured Party shall receive anything of value from the Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

    5. PARTIES BOUND. This agreement shall be binding on the Pledgor and its successors, assigns and legal representatives, and shall inure to the benefit of the Administrative Agent and the Secured Parties, and their successors, assigns and legal representatives; provided, however, that the Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Administrative Agent. The rights, powers and interests held by the Administrative Agent hereunder may be transferred and assigned by the Administrative Agent, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

    6. NOTICE; WAIVERS BY PLEDGOR. All notices, communications and materials to be given or delivered pursuant to this agreement shall be given and shall be effective as provided in SECTION 11.1 of the Credit Agreement but to Pledgor at the address shown opposite its name on the signature page hereto. The Pledgor waives notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to the Pledgor.

    7. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Pledgor and the Administrative Agent.

    8. CONTROL. Notwithstanding anything herein to the contrary, this agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Pledgor or the issuer of the Collateral by the Administrative Agent, or control, affirmative or negative, direct or indirect, by the Administrative Agent or the Secured Parties, over the management or any aspect of the day-to-day operation of the Pledgor or the issuer of the Collateral, which control remains in the Pledgor, the issuer of the Collateral, and their respective shareholders and boards of directors.

    9. OBLIGATIONS NOT AFFECTED. To the fullest extent permitted by Applicable Law, the obligations of Pledgor under this agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         a. any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

         b. any exercise, non-exercise, or waiver by Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this agreement or any Loan Document;

         c. any waiver, consent, extension, indulgence or other action or inaction with respect of this agreement or any Loan Document or any assignment or transfer of any thereof; or

         d. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, Pledgor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

    10. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

    11.  SUBROGATION.  Pledgor shall not assert, enforce, or otherwise exercise
(i) any right of subrogation to any of the rights or liens of any Lender or Administrative Agent or any other beneficiary against the Company or any other obligor on the Obligation or any collateral or other security or (ii) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any other obligor on all or any part of the Obligation or any guarantor thereof, and Pledgor hereby waives any and all of the foregoing right and the benefit of, and any right to participate in, any collateral or other security given to any Lender or Administrative Agent or any other beneficiary to secure payment of the Obligation. The provisions of this SECTION F.11 shall survive the termination of this agreement and satisfaction and discharge of the Company by virtue of any payment, court order, or Law.

    12. LIMITATION OF SHARES PLEDGED Notwithstanding anything herein to the contrary, in no event shall this agreement cause the Administrative Agent to have, at any time, a security interest in capital stock exceeding 66% of the total combined voting power of all classes of stock of each Subsidiary entitled to vote.

    13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

    14. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR, THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

    15. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    [16. NO NOVATION. THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS AGREEMENT SHALL NOT DISCHARGE OR RELEASE THE LIEN OR PRIORITY OF THAT CERTAIN AMENDED AND RESTATED FOREIGN SUBSIDIARY PLEDGE AGREEMENT EXECUTED BY PLEDGOR IN FAVOR OF ADMINISTRATIVE AGENT, SECURING THE COMPANY'S OBLIGATIONS UNDER THAT CERTAIN FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 29, 1996, AMONG THE COMPANY, THE MEDIPLEX GROUP, INC., CERTAIN CO-AGENTS, ADMINISTRATIVE AGENT AND THE LENDERS PARTY THERETO (THE "EXISTING CREDIT AGREEMENT"). NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS A SUBSTITUTION OR NOVATION OF ANY COLLATERAL DOCUMENTS (AS SUCH TERM IS DEFINED IN THE EXISTING CREDIT AGREEMENT) OR THE LIENS GRANTED THEREBY, ALL OF WHICH SHALL CONTINUE AND REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MODIFIED HEREBY, OR BY INSTRUMENTS EXECUTED CONCURRENTLY HEREWITH.]

                      REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

    IN WITNESS WHEREOF, the Pledgor has executed this Pledge Agreement as of this ______day of __________, 199___.


                             SUN HEALTHCARE GROUP, INC.
                             SHG INTERNATIONAL HOLDINGS, INC.



                             By:
                                 ---------------------------------------------
                             Name:  Robert D. Woltil
                             Title: Senior Vice President and Chief Financial
                                    Officer

Address:

101 Sun Lane N.E.
Albuquerque, New Mexico 87109

Attn:
    --------------------

                             NATIONSBANK OF TEXAS, N.A., as
                             Administrative Agent



                             By:
                                 -----------------------------------------
                             Name:
                                   ---------------------------------------
                             Title:
                                    --------------------------------------

                                      EXHIBIT A


Subsidiary                               Certificate No.   Record Owner                  Class and Number of Shares
----------                               ---------------   ------------                  --------------------------
Sun Healthcare Group International Ltd.                    Sun Healthcare Group, Inc.         1,000,000
Columbia Health Care, Inc.                       76        Sun Healthcare Group, Inc.           688,772
Columbia Health Care, Inc.                        3        Sun Healthcare Group, Inc.            81,281
